UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE REAL GOOD FOOD COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

The Real Good Food Company, Inc.

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

April 29, 2022

Dear Fellow Stockholders:

You are cordially invited to attend the 2022 Virtual Annual Meeting of Stockholders of The Real Good Food Company, Inc. (the “Company”) to be held on Wednesday, June 8, 2022, at 9:00 a.m. Pacific Time (the “Annual Meeting”). The Annual Meeting will be conducted virtually, via live Internet webcast at www.proxypush.com/RGF. The attached notice and proxy statement describe the formal business to be transacted at the Annual Meeting.

We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 at www.proxydocs.com/RGF. On April 29, 2022, we mailed our stockholders a notice containing instructions on how to access these materials and how to vote their shares. The notice provides instructions regarding how you may request a paper copy of these materials by mail, telephone or email. If you requested your materials via email, the email contains voting instructions and links to the materials on the Internet.

The accompanying proxy statement provides information regarding the matters we are asking you to consider and vote upon at the Annual Meeting, which are:

1.	the election of two Class I directors for a three-year term to expire at the 2025 Annual Meeting of Stockholders;

2.	the approval of the Company’s 2021 Employee Stock Purchase Plan;

3.	the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

4.	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and

5.	the transaction of such other business as may properly be brought before the Annual Meeting, or any adjournment or postponement thereof.

The Board of Directors of the Company (the “Board”) has set April 11, 2022 as the record date for the Annual Meeting. Only stockholders of record of our Class A common stock and our Class B common stock as of the close of business on that date will be able to attend, vote and submit questions virtually during the Annual Meeting. A list of our stockholders of record as of the close of business on the record date will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, 3 Executive Campus, Suite 155, Cherry Hill, NJ 08002, and on the virtual platform on the date of the Annual Meeting at www.proxypush.com/RGF.

The Board has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board unanimously recommends a vote “FOR” each matter to be considered.

Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read the accompanying proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, and the additional information in the accompanying Proxy Statement. If you requested to receive printed proxy materials, you may also refer to the instructions on the proxy card enclosed with those materials.

On behalf of the Board, and the officers and employees of the Company, I would like to take this opportunity to thank you for your continued support.

Sincerely,

/s/ Gerard G. Law
Gerard G. Law Chief Executive Officer

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials:

April 29, 2022

GENERAL INFORMATION	1

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING	1

CAUTIONARY NOTE REGARDING FORWARD -LOOKING STATEMENTS	6

PROPOSAL NO. 1 TO ELECT TWO CLASS I DIRECTORS FOR A THREE-YEAR TERM TO EXPIRE AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS	7

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS	8

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE	11

INFORMATION REGARDING COMMITTEES OF THE BOARD	13

PROPOSAL NO. 2 TO APPROVE THE COMPANY’S 2021 EMPLOYEE STOCK PURCHASE PLAN	17

PROPOSAL NO. 3 TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022	20

AUDIT COMMITTEE REPORT	22

PROPOSAL NO.4 TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25

EXECUTIVE OFFICERS	28

EXECUTIVE COMPENSATION	29

DIRECTOR COMPENSATION	35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36

HOUSEHOLDING OF PROXY MATERIALS	42

ADDITIONAL INFORMATION	42

OTHER MATTERS	42

APPENDIX A	A-1

THE REAL GOOD FOOD COMPANY, INC.

PROXY STATEMENT

FOR THE

2022 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This proxy statement (this “Proxy Statement”) is being furnished to the stockholders of The Real Good Food Company, Inc. (the “Company,” “we,” “us,” and “our”) on behalf of the Board of Directors of the Company (the “Board”) in connection with the solicitation of proxies for use at the 2022 Virtual Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, June 8, 2022, at 9:00 a.m. Pacific Time, and at any adjournment or postponement thereof. The Annual Meeting will be held virtually via live Internet webcast at www.proxypush.com/RGF.

Notice of Internet Availability of Proxy Materials

Pursuant to the Securities and Exchange Commission (the “SEC”) “notice and access” rules, which allow companies to furnish their proxy materials over the Internet, we intend to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy materials on or about April 29, 2022. We sometimes refer to this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), and the proxy card, together as the “Proxy Materials.”

We will also provide access the Proxy Materials over the Internet on or about April 29, 2022. You may read, print and download the Proxy Materials at www.proxydocs.com/RGF.

Because we are furnishing the Notice to our stockholders of record, you will not receive printed Proxy Materials unless you request them. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Materials electronically. It also instructs you on how you may submit your proxy over the Internet, by toll-free number, or virtually at the Annual Meeting. After receiving the Notice, stockholders can request to receive a paper copy of the Proxy Materials by mail. In addition, the Notice contains instructions on how stockholders may request to receive Proxy Materials electronically by e-mail.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Why did I receive these materials?

The Board is soliciting your proxy to vote at the Annual Meeting, or at any postponement or adjournment thereof. Stockholders who held shares of our Class A common stock or Class B common stock (together, the “stockholders”) as of the close of business on the record date, April 11, 2022 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review the Proxy Materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information regarding the Company.

Who can vote at the Annual Meeting?

Only our stockholders at the close of business on the Record Date will be entitled to virtually attend and vote at the Annual Meeting.

Holders of Record - If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a “holder of record.” As a holder of record, you may vote at the virtual Annual Meeting, or you may vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote your shares using one of the voting methods described in this Proxy Statement and the Notice. If you are a holder of record and you indicate when voting that you wish to vote as recommended by the Board, or if you submit a vote by proxy without giving specific voting instructions, then the proxyholders will vote your shares as recommended by the Board on all matters described in this Proxy Statement. Gerard G. Law and Akshay Jagdale, the designated proxyholders, are members of our management.

Beneficial Owners - If, on the Record Date, your shares were held in an account at a bank, broker, dealer, or other nominee, then you are the “beneficial owner” of shares held in “street name” and this Proxy Statement is being made available to you by that nominee. The nominee holding your account is considered the holder of record for purposes of voting at the virtual Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually. However, if you are not the holder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid “legal proxy” or obtain a control number from your nominee. Please contact your nominee directly for additional information.

What are the voting rights of the holders of our Class A common stock and Class B common stock?

As of the Record Date, the Company had 6,169,885 shares of our Class A common stock and 19,577,681 shares of our Class Class B common stock outstanding (collectively, the “common stock” or “shares”). Holders of shares of our Class A common stock and Class B common stock are each entitled to one vote per share on any matter that is submitted for stockholder approval. Cumulative voting is not permitted with respect to any other matter to be considered at the Annual Meeting.

What constitutes a quorum for the Annual Meeting?

The presence at the Annual Meeting, virtually or by proxy, of the holders of Class A common stock and Class B common stock representing a majority of the combined voting power of the outstanding shares of stock on the Record Date will constitute a quorum, permitting business to be conducted at the Annual Meeting. As of the Record Date, there were an aggregate of 25,747,566 shares of common stock outstanding, including 6,169,885 shares of our Class A common stock and 19,577,681 shares of our Class B common stock, all of which are entitled to be voted at the Annual Meeting.

What proposals am I being asked to vote on at the Annual Meeting?

At the Annual Meeting, stockholders will act upon the following proposals:

1.	the election of two Class I directors for a three-year term to expire at the 2025 Annual Meeting of Stockholders;

2.	the approval of the Company’s 2021 Employee Stock Purchase Plan (“ESPP”);

3.	the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

4.	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and

5.	the transaction of such other business as may properly be brought before the Annual Meeting, or any adjournment or postponement thereof.

How does the Board recommend I vote on these proposals?

The Board recommends you vote:

1.	“FOR” the election of Gilbert B. de Cardenas and Mark J. Nelson as Class I directors for a three-year term to expire at the 2025 Annual Meeting of Stockholders;

2.	“FOR” the approval the ESPP;

3.	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

4.	“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

Unless contrary instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) “FOR” the election of the director nominees named in this Proxy Statement; (2) “FOR” the approval of the ESPP; (3) “FOR” the ratification of the selection of Grant Thornton LLP; (4) “FOR” the approval of the advisory vote on executive compensation; and (5) in accordance with the recommendation of the Board, “FOR” or “AGAINST” all other matters as may properly come before the Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

What are the voting requirements to approve each of the proposals?

The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting, as well as the effects of withheld votes, votes against, abstentions and broker non-votes on each of the proposals, are as follows:

PROPOSAL	VOTING REQUIREMENT	EFFECT OF “WITHHOLD” VOTES, VOTES “AGAINST” AND ABSTENTIONS	EFFECT OF BROKER NON-VOTES

Proposal No. 1: To elect two Class I directors for a three-year term to expire at the 2025 Annual Meeting of Stockholders	A plurality of the votes cast by the shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each director nominee. This means that the two nominees receiving the highest number of votes at the Annual Meeting will be elected.	A “WITHHOLD” vote with respect to a director nominee will not count as a vote cast for that or any other nominee, and thus will have no effect on the outcome of the vote on this proposal.	Broker non-votes will not count as votes cast on this proposal, and will have no effect on the outcome of the vote on this proposal.

Proposal No. 2: To approve the ESPP	Requires the affirmative vote of a majority of the outstanding shares present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting (assuming that a quorum is present).	An “ABSTAIN” vote will be included in the total number of shares present virtually and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Broker non-votes will not count as votes cast on this proposal, and will have no effect on the outcome of the vote on this proposal.

Proposal No. 3: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm	Requires the affirmative vote of a majority of the outstanding shares present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting (assuming that a quorum is present).	An “ABSTAIN” vote will be included in the total number of shares present virtually and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Because a bank, broker, dealer or other nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes to result for this proposal.

PROPOSAL	VOTING REQUIREMENT	EFFECT OF “WITHHOLD” VOTES, VOTES “AGAINST” AND ABSTENTIONS	EFFECT OF BROKER NON-VOTES

Proposal No. 4: To approve, on a non-binding, advisory basis, the compensation of our named executive officers	Requires the affirmative vote of a majority of the outstanding shares present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting (assuming that a quorum is present).	An “ABSTAIN” vote will be included in the total number of shares present virtually and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Broker non-votes will not count as votes cast on this proposal, and will have no effect on the outcome of the vote on this proposal.

A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner regarding the voting of the shares.

The inspector of election for the Annual Meeting shall determine the number of shares of common stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions, as well as broker non-votes, will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining a quorum.

How do I vote?

If you are a “holder of record” (that is, if your shares are registered in your own name with our transfer agent), you may vote using any of the voting methods described in the Notice. You may vote by Internet or telephone, or, if you requested to receive printed Proxy Materials, you may refer to the instructions on the proxy card enclosed with those materials. You may also vote during the virtual Annual Meeting via the Internet at www.proxypush.com/RGF.

If you are a “beneficial owner” (that is, if you hold your shares in “street name” through a bank, broker, dealer or other nominee), you may vote in accordance with the voting instruction form provided by your bank, broker, dealer or other nominee. The availability of Internet or telephone voting will depend upon your nominee’s voting process. If you wish to vote during the virtual Annual Meeting, you must first obtain a proxy from your bank, broker, dealer or other nominee authorizing you to vote.

Can I change my vote?

Yes, you may change your vote at any time before the polls are closed at the Annual Meeting. The giving of a proxy does not eliminate the right to vote during the Annual Meeting. Stockholders have the right to revoke their proxy at any time prior to the exercise of that proxy by following the instructions below.

Holders of Record - If you are a “holder of record,” you may change your vote by (i) providing written notice of revocation to The Real Good Food Company, Inc., 3 Executive Campus, Suite 155, Cherry Hill, NJ, 08002, Attention: Corporate Secretary, (ii) executing a subsequent proxy using any of the voting methods discussed above (subject to the deadlines for voting with respect to each method), or (iii) attending the virtual Annual Meeting and voting electronically. However, simply attending the virtual Annual Meeting will not, by itself, revoke your proxy.

Beneficial Owners - If you are a “beneficial owner” of your shares and you have instructed your nominee to vote your shares, you may change your vote by following the directions received from your nominee to change those voting instructions, or by attending and voting at the virtual Annual meeting, which can be accomplished as described above.

Subject to any revocation, all shares represented by properly executed proxies will be voted in accordance with the instructions on the applicable proxy, or, if no instructions are given, in accordance with the recommendations of the Board as described above.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other matters are properly presented at the Annual Meeting, the persons named as proxies will vote in accordance with their discretion with respect to those matters.

When will the results of the vote be announced?

The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Who pays for costs relating to the Proxy Materials and Annual Meeting?

The costs of preparing, assembling and mailing the Proxy Materials, along with the cost of posting the Proxy Materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the Proxy Materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

What is the deadline for submitting a stockholder proposal or director nomination for the 2023 Annual Meeting of Stockholders?

Stockholders wishing to make a director nomination, or bring another proposal, before the 2023 Annual Meeting of Stockholders (but not include it in the Company’s proxy materials for the meeting) must provide written notice of such proposal to the Corporate Secretary at the Company’s principal executive offices at 3 Executive Campus, Suite 155 Cherry Hill, NJ 08002, Attention: Corporate Secretary. Such proposals must be received no later than the close of business on March 10, 2023 and no earlier than the close of business on February 8, 2023, assuming the Company does not change the date of the 2023 Annual Meeting of Stockholders by more than 30 days before or 70 days after the anniversary of the Annual Meeting. If it does change the date, the Company will disclose an updated time frame for such proposals. Any stockholder proposal or director nomination must comply with the other provisions of the Amended and Restated Bylaws of the Company (the “Bylaws”) and be submitted in writing to the Corporate Secretary at the Company’s principal executive offices.

Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2023 Annual Meeting of Stockholders must be received at the Company’s principal executive offices and must be submitted no later than the close of business on February 8, 2023.

In addition, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice in compliance with the universal proxy rules that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than April 7, 2023.

Whom should I contact with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting, or if you would like additional copies of this Proxy Statement, please contact: The Real Good Food Company, Inc., 3 Executive Campus, Suite 155, Cherry Hill, NJ, 08002, Attention: Corporate Secretary, Telephone: (856) 644-5624.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, executive compensation decisions, or other future events. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “expect,” “intend,” “may,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements include the assumptions underlying or relating to such statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations and financial condition.

The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in the section entitled “Risk Factors,” and elsewhere, in our 2021 Annual Report. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those expressed or implied in the forward-looking statements.

The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

PROPOSAL NO. 1

TO ELECT TWO CLASS I DIRECTORS FOR A THREE-YEAR TERM TO EXPIRE AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS

BOARD STRUCTURE AND MEMBERSHIP

We currently have six directors on the Board and no vacancies. The Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Bylaws provide that the Board is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other two classes continuing to serve for the remainder of their respective three-year terms. Because approximately one-third of our directors will be elected at each annual meeting of stockholders, consecutive annual meetings could be required for our stockholders to change a majority of the Board. This classification of the Board may have the effect of delaying or preventing changes of control of the Company.

Our three classes of directors are currently divided as follows:

•	the Class I directors are Gilbert B. de Cardenas and Mark J. Nelson, and their terms will expire at the Annual Meeting;

•	the Class II directors are Gerard G. Law and Deanna T. Brady, and their terms will expire at the 2023 Annual Meeting of Stockholders; and

•	the Class III directors are Bryan Freeman and George F. Chappelle, Jr., and their terms will expire at the 2024 Annual Meeting of Stockholders.

Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by a majority of the directors then in office. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The Company may reduce or increase the size of the Board by resolution adopted by the affirmative vote of a majority of the directors.

The Board has nominated Messrs. de Cardenas and Nelson for re-election to the Board. If elected at the Annual Meeting, Messrs. de Cardenas and Nelson would serve until the 2025 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The Company’s management has no reason to believe that either nominee will be unable to serve.

It is the Company’s policy to encourage directors and director nominees to attend the Annual Meeting.

RECOMMENDED VOTE

The election of each of our director nominees requires a plurality of the votes cast by the shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that the two nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Stockholders may vote “FOR,” or “WITHHOLD” with respect to this Proposal 1. A “WITHHOLD” vote with respect to a director nominee will not count as a vote cast for that or any other nominee, and thus will have no effect on the outcome of the vote on this proposal.

This proposal is considered a non-routine matter under applicable stock exchange rules. A bank, broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will not count as votes cast on this proposal, and thus will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE CLASS I DIRECTOR NOMINEES.

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

This section provides information, as of the date of this Proxy Statement, regarding each director nominee and continuing director, including age, positions currently held, principal occupation, and business experience for at least the past five years. In addition, this section provides information regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that such director or nominee should be able to serve as a director. The Board believes that each of the directors and nominees has a reputation for integrity, honesty and adherence to high ethical standards, and that they have demonstrated business acumen, an ability to exercise sound judgment, and a commitment to service to the Company and the Board.

Director Nominees

The following table lists the persons recommended by our nominating and corporate governance committee, and nominated by the Board, to be elected as directors, including relevant information as of December 31, 2021:

Name	Age	Position
Gilbert B. de Cardenas (1)(2)	58	Director
Mark J. Nelson (3)	53	Director

(1)	Member of our compensation committee.
(2)	Member of our nominating and corporate governance committee.
(3)	Member of our audit committee.

Gilbert B. de Cardenas. Mr. de Cardenas has served on the Board, compensation committee, and nominating and corporate governance committee since November 2021. Mr. de Cardenas currently serves as a member of Nielsen-Massey Vanilla’s board of directors, a member of Nielsen-Massey Vanilla’s compensation committee, and a member of Cacique, Inc.’s board of directors. Since 2009, Mr. de Cardenas has served as Chief Executive Officer of Cacique, Inc., a brand in the Mexican-style cheese, cream and sausage category. Prior to that time, Mr. de Cardenas was the Chief Executive Officer of Reynaldo’s Foods from 2006 to 2009, a branded meat and dessert company. Mr. de Cardenas holds a Master of Business Administration and Management from the University of Chicago.

We believe Mr. de Cardenas’ experience as Chief Executive Officer and member of the board of directors of Cacique, Inc., as well as his extensive industry experience and knowledge, qualify him to serve on the Board.

Mark J. Nelson. Mr. Nelson has served the Board and audit committee since November 2021. Mr. Nelson currently serves as a member of Local Bounti Corporation’s board of directors. Prior to joining us, Mr. Nelson served in various roles as Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary of Beyond Meat, Inc. (Nasdaq: BYND) from December 2015 to May 2021 after briefly serving as Senior Vice President and Chief Financial Officer of Biolase, Inc. (Nasdaq: BIOL), a medical device company, from March 2017 to May 2017. Mr. Nelson served as Beyond Meat, Inc.’s Chief Operating Officer and Chief Financial Officer from 2016 to 2017, and solely as its Chief Financial Officer from 2015 to 2016. Prior to joining Beyond Meat, Inc., Mr. Nelson was Chief Financial Officer and Treasurer of Farmer Bros. Co. (Nasdaq: FARM), a manufacturer, wholesaler, and distributor of coffee, tea, spices, and culinary products, from April 2013 to November 2015. Prior to that, he served as Chief Accounting Officer (2010 to 2013), Vice President, Corporate Controller (2008 to 2010), Vice President, General Manager (2006 to 2008) and Finance Director (2004 - 2006) at Newport Corporation, a former publicly traded global supplier of advanced technology products and systems. He also served as Finance Director at Thermo Fisher Scientific Inc. (NYSE: TMO), a biotechnology product development company, from 2002 to 2004, FP&A Manager, Plant Controller, and Senior Financial Analyst at C. R. Bard, Inc. from 1998 to 2002, Chief Executive Officer and Founder of Western Energy Services, Inc. from 1993 to 1997, and Financial Management Program Trainee at the General Electric Company (NYSE: GE) from 1990 to 1993. Mr. Nelson holds a Bachelor of Business Administration with a specialty in Finance from

University of Massachusetts at Amherst, Isenberg School of Management, and a Master of Business Administration from Babson College, Franklin W. Olin Graduate School of Business.

We believe Mr. Nelson’s experience as Chief Financial Officer, Treasurer, Chief Operating Officer, and Secretary of Beyond Meat, Inc., as well as his experience as member of Local Bounti Corporation’s board of directors, qualify him to serve on the Board.

Continuing Directors

The following table includes the members of the Board who are continuing in office, including relevant information as of December 31, 2021:

Name	Age	Position
Executive Directors
Bryan Freeman	51	Executive Chairman, President, Secretary, Chairperson of the Board of Directors
Gerard G. Law	48	Chief Executive Officer, Director

Non-Employee Directors
Deanna T. Brady, R.D. (1)(3)	56	Director
George F. Chappelle, Jr. (1)(2)(3)	60	Lead Independent Director

(1)	Member of our audit committee.
(2)	Member of our compensation committee.
(3)	Member of our nominating and corporate governance committee.

Bryan Freeman. Mr. Freeman has served as Executive Chairman of our operating subsidiary, Real Good Foods, LLC (“RGF, LLC”), since October 2020, and has served as Executive Chairman, President, Secretary, and Chairperson of the Board since June 2, 2021. Mr. Freeman also served as Chief Executive Officer of RGF, LLC from September 2017 to October 2020. Mr. Freeman has over 20 years of experience in the frozen foods industry. Since 2015, Mr. Freeman has served as Chairman of High Road Ice Cream, Inc. and, since 2010, as Managing Partner at Slingshot Consumer LLC, a private equity fund focused on emerging food manufacturing companies. Prior to joining us, Mr. Freeman was an executive at AdvancePierre Foods from 2015 to 2017, and part of the senior leadership team when AdvancePierre Foods completed its initial public offering in 2016. Mr. Freeman also served on the mergers and acquisitions team at AdvancePierre Foods. Mr. Freeman resigned from AdvancePierre Foods after its sale to Tyson Foods in 2017. From 2010 to 2014, Mr. Freeman served as Chief Executive Officer at Better Bakery Co. LLC. From 2005 to 2009, he served as Chief Executive Officer at MCOOLZ, LLC, a dairy and juice processing manufacturer and marketer. Prior to working at MCOOLZ, LLC, Mr. Freeman served as President at Snackworks LLC from 2000 to 2005, which was acquired by J&J Snack Foods (Nasdaq: JJSF) in 2005. Mr. Freeman holds a Bachelor of Arts in International Economics from the University of California, Los Angeles, and a Master of Business Administration and Juris Doctor from Loyola Marymount University.

We believe Mr. Freeman’s history with the Company, AdvancePierre Foods, and Snackworks LLC, in addition to his extensive leadership experience in the frozen foods industry, strategic expertise, and knowledge, qualify him to serve as Chairperson of the Board.

Gerard G. Law. Mr. Law has served as Chief Executive Officer of our operating subsidiary, RGF, LLC, since September 2020 and Chief Executive Officer and director of the Company since June 2, 2021. Mr. Law has over 29 years of experience in the frozen foods industry, with experience in sales, marketing, research and development, operations, distribution, and mergers and acquisitions. Prior to joining us, from 2011 to 2020 Mr. Law was Senior Vice President, Snack Foods Division at J&J Snack Foods (Nasdaq: JJSF), where he managed 16 manufacturing plants. Prior to serving in that role, Mr. Law held a wide range of positions at J&J

Snack Foods of increasing responsibility from 1992 to 2011, including Senior Vice President, Western Operations; General Manager; Assistant General Manager; Plant Engineer; and Design Engineer, Snack Foods Division. Since 2014, Mr. Law has served as 2nd Vice Chair and Board Member of Oaks Integrated Care, a nonprofit organization. Mr. Law holds a Bachelor of Science in Business, as well as a Master of Business Administration in Marketing, from Drexel University LeBow College of Business.

We believe Mr. Law’s role as our Chief Executive Officer and his history at J&J Snack Foods, in addition to his extensive management experience in the frozen foods industry, manufacturing expertise, and knowledge qualify him to serve on the Board.

Deanna T. Brady, R.D. Ms. Brady has served on the Board, audit committee and nominating and corporate governance committee since November 2021. Ms. Brady is currently Executive Vice President and a member of the executive committee of Hormel Foods (NYSE: HRL) and has over 30 years of experience in the foodservice industry. Prior to her current role, Ms. Brady served in various leadership roles at Hormel Foods, including as Group Vice President CPS from October 2015 to January 2020, Group Vice President Foodservice Division from 2013 to 2015, Vice President of Foodservice Sales from 2007 to 2013, and various sales manager roles from 1996 to 2007. Prior to her tenure at Hormel Foods, Ms. Brady served as Regional Sales Manager of Imperial Holly Sugar from 1994 to 1996, Marketing Manager of Rational Benelux from 1993 to 1994, Territory Sales Manager of Basic American Foods from 1991 to 1993, and, prior to that, served as Healthcare Account Manager of S.E. Rykoff & Company from 1989 to 1991. Ms. Brady currently serves on the board of managers of Applegate Farms, LLC and previously served on the board of directors of Hormel Foods International Corp. Ms. Brady holds a Bachelor of Science in Dietetics and Food Administration from California Polytechnic State University, San Luis Obispo, and earned a Certificate in Management from the Carlson School of Management Executive Education Program.

We believe Ms. Brady’s experience as Executive Vice President of Hormel Foods and member of its board of directors and executive committee, as well as her extensive foodservice industry experience and knowledge, qualify her to serve on the Board.

George F. Chappelle, Jr. Mr. Chappelle has served as Lead Independent Director to the Board and as Chairperson of our compensation committee since September 2021. Since January 2020, Mr. Chappelle has served as a Board Member and Advisor of Green Fees LLC and, from July 2018 to December 2020, served as Chairman of the Board of Flagstone Foods. Prior to joining us, Mr. Chappelle served in several roles at Tyson Foods, including as Chief Corporate Services Officer from April 2019 to January 2020, General Manager of Emerging Proteins from January 2019 to January 2020, Chief Operating Officer of Prepared Foods from January 2018 to December 2018, and Chief Integration Officer from July 2017 to December 2017. Mr. Chappelle also served as Chief Operating Officer of AdvancePierre Foods from 2014 to 2017, Chief Operating Officer of Vi-Jon in 2013, Chief Operating Officer of Solo Cup Company from 2009 to 2012, and held several positions at Sara Lee Foods, including as Senior Vice President, Chief Supply Chain Officer and Senior Corporate Officer from 2008 to 2009, and Senior Vice President, Chief Information Officer and Senior Corporate Officer from 2005 to 2008. Prior to his role at Sara Lee Foods, Mr. Chappelle served as Vice President, Chief Information Officer, and Corporate Officer of HJ Heinz from 2002 to 2005, and Group Vice President, Information Systems of ABB Switzerland Ltd. from 2000 to 2002. Mr. Chappelle holds a Bachelor of Science in Information Technology from Westfield State College, and a Master of Science in Applied Management from Lesley College.

We believe Mr. Chappelle’s experience as a former officer of Tyson Foods, and previous service as Chief Operating Officer of AdvancePierre Foods, as well as his extensive leadership skills, industry experience and knowledge, qualify him to serve on the Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Independence

Our Class A common stock is listed on the Nasdaq Global Market (“Nasdaq”). Under Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and corporate governance and nominating committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Further, Nasdaq listing standards provide that a director only qualifies as “independent” if, in the opinion of the listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director with that listed company.

To be considered independent pursuant to Rule 10A-3 and Nasdaq listing standards, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or (ii) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent pursuant to Rule 10C-1 and Nasdaq listing standards, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by the company to such director, and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Board undertook a review of its composition, the composition of its committees, and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, the Board has determined that each of Ms. Brady and Messrs. Chappelle, de Cardenas, and Nelson do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as that term is defined under the applicable rules of the SEC and Nasdaq listing standards. Messrs. Freeman and Law are not independent under Nasdaq’s listing standards since they are each currently an executive officer.

In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Transactions.” There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Separation of Roles of Chief Executive Officer and Chairperson of the Board

The Board recognizes that the leadership structure and combination or separation of the roles of the Chief Executive Officer and Chairperson of the Board is driven by our needs at any point in time. As a result, the Board does not have a fixed policy regarding the separation of the offices of Chief Executive Officer and Chairperson of the Board and believes it should maintain the flexibility to select its leadership structure from time to time based on the criteria that it deems to be in the best interest of our Company and stockholders.

Currently, Gerard G. Law serves as our Chief Executive Officer, and Bryan Freeman serves as Chairperson of the Board in addition to his role as an executive officer. We believe separating the Chief Executive Officer and Chairperson positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chairperson to provide strategic guidance. While our Bylaws and corporate governance policies do not require that our Chairperson and Chief Executive Officer positions be separate, the Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Lead Independent Director

We have appointed a Lead Independent Director. The Board believes that a governance structure involving a separate Chairperson of the Board and Chief Executive Officer, combined with a Lead Independent Director, will result in an effective balancing of responsibilities, experience, and independent perspectives that will meet the current corporate governance needs and oversight responsibilities of the Board. Because Bryan Freeman, the Chairperson of the Board, will not qualify as independent pursuant to Nasdaq listing standards since he is currently an executive officer, George F. Chappelle, Jr. serves as our Lead Independent Director, ensuring the Board is led with independent oversight of management.

Role of the Board in Risk Oversight and Risk Management

One of the key functions of the Board is to oversee our risk management process. The Board administers its oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address the risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board and Board Committees

We became a public company upon the completion of our initial public offering in November 2021. During the year ended December 31, 2021 the Board met seven times. The audit, compensation, and nominating and corporate governance committees met two, three, and zero times, respectively, during the year ended December 31, 2021. All members of the Board attended at least 75% of the meetings of the Board and at least 75% the meeting of the committees of the Board of which each director was a member. The independent members of the Board did not meet met separately as a group during the year ended December 31, 2021.

No Hedging or Pledging Policy

The Insider Trading Policy that was adopted by the Board prohibits our directors, officers and employees from hedging the economic interest in our securities, and from pledging our securities.

INFORMATION REGARDING COMMITTEES OF THE BOARD

The Board has three standing committees: our audit committee, compensation committee, and nominating and corporate governance committee. The following table provides membership and meeting information for the year ended December 31, 2021, for each of the committees of the Board:

Name	Audit	Compensation	Nominating and Corporate Governance
Deanna T. Brady	X		X*
George F. Chappelle, Jr.	X	X*	X
Gilbert B. de Cardenas		X	X
Mark J. Nelson	X*

*	Chairperson of the respective committee

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq listing standards regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment regarding the Company.

The charters for the audit, compensation, and nominating and corporate governance committee are each available at https://investors.realgoodfoods.com/corporate-governance. The information contained on our website is not incorporated by reference in, or considered part of, this Proxy Statement and references in this Proxy Statement to our website are to inactive textual references only.

Audit Committee

Our audit committee consists of Ms. Brady and Messrs. Chappelle and Nelson, each of whom meet the requirements for independence under Nasdaq listing standards and SEC rules. Mark Nelson is the chair of our audit committee and qualifies as an “audit committee financial expert” as such term is defined under SEC rules. Our audit committee is responsible for, among other things:

•	overseeing the integrity of our financial statements and the other financial information we provide to our stockholders and other interested parties;

•

monitoring the periodic reviews of the adequacy of the auditing, accounting, and financial reporting processes and systems of internal control that are conducted by our independent registered public accounting firm and management;

•	being responsible for the selection, retention, compensation, and termination of our independent registered public accounting firm;

•	overseeing the independence and performance of our independent registered public accounting firm;

•

overseeing compliance with applicable legal and regulatory requirements as they relate to our financial statements and disclosure of financial information to our stockholders and other interested parties;

•	facilitating communication among our independent registered public accounting firm, management, and the Board;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement; and

•	perform such other duties and responsibilities as are enumerated in and consistent with our audit committee charter.

Compensation Committee

Our compensation committee consists of Messrs. Chappelle and de Cardenas, each of whom meet the requirements for independence under the Nasdaq listing standards and SEC rules. In addition, each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 of the Exchange Act. Mr. Chappelle is the chair of our compensation committee. Our compensation committee is responsible for, among other things:

•	assisting the Board in developing and reviewing compensation programs applicable to our executive officers and directors;

•	overseeing our Company’s overall compensation philosophy, strategy, and objectives;

•	approving the total compensation opportunity, as well as each component of compensation, paid to our executive officers and directors;

•	administering our equity-based and cash-based compensation plans applicable to our directors, officers, and employees;

•	preparing the report of our compensation committee required by SEC rules to be included in our annual proxy statement; and

•	perform such other duties and responsibilities as an enumerated and consistent with our compensation committee charter.

Compensation Committee Interlocks and Inside Participation

None of the members of our compensation committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on the Board or compensation committee. For additional information, refer to the section entitled “Certain Relationships and Related Transactions.”

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ms. Brady and Messrs. de Cardenas and Chappelle, each of whom meets the requirements for independence under Nasdaq listing standards. Ms. Brady is the chair of our nominating and corporate governance committee. Our nominating and corporate governance committee is responsible for, among other things:

•	assisting the Board in identifying candidates qualified to serve as directors, consistent with selection criteria approved by the Board and our nominating and corporate governance committee;

•	recommending to the Board the appointment of director nominees that meet the selection criteria;

•	recommending to the Board the appointment of directors to serve on each committee of the Board;

•	developing and recommending to the Board such corporate governance policies and procedures as our nominating and corporate governance committee determines is appropriate from time to time;

•	overseeing the performance and evaluation of the Board, and of each committee of the Board; and

•	perform such other duties and responsibilities as are consistent with our nominating and corporate governance committee charter.

Policy for Consideration of Director Nominees

The minimum selection criteria established by our nominating and corporate governance committee includes, without limitation, (i) the ability and willingness to devote the necessary time and effort to diligently perform the duties and responsibilities of Board membership, (ii) a high level of integrity, personal and professional ethics, and sound business judgment, (iii) commitment to enhancing long-term stockholder value and understanding that such director’s primary goal is to serve the best interest of our stockholders, and (iv) freedom from conflicts of interests that would violate applicable laws, rules, regulations or listing standards, conflict with any of the Company’s corporate governance policies or procedures, or interfere with the proper performance of such director’s responsibilities.

Each director should possess attributes, characteristics, experiences, qualifications and skills which enhance his or her ability to perform duties on behalf of the Company (both individually and in combination with the other directors). In making its assessment, our nominating and corporate governance committee will consider such factors as (i) personal qualities, skills and characteristics (which may include, but are not limited to, ethnicity, gender, race and sexual orientation), (ii) expertise in specific business areas, including sales, marketing, strategy, finance, corporate governance or legal, (iii) professional experience in the food industry (or similar industries), and (iv) ability to qualify as an “independent director” under the Nasdaq Listing Rules and to otherwise exercise independent judgment as a director.

Our nominating and corporate governance committee may also consider such other factors as it determines would reasonably be expected to contribute to the overall effectiveness and diversity of the Board.

Policy for Consideration of Nominees Recommended by Stockholders

Our nominating and corporate governance committee will review and consider any director candidates who have been recommended by stockholders of the Company entitled to vote in the election of directors, so long as such candidates (i) have been nominated in accordance with the procedures set forth in the Bylaws (each as amended and in effect from time to time), and (ii) meet the minimum selection criteria for director nominees established by the Board or the committee as described above.

Delinquent Section 16(a) Reports

Section 16 of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of its Class A common stock, to file with the SEC initial reports of ownership and reports of changes in ownership. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To the Company’s knowledge, based solely upon its review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to its officers, directors and ten percent beneficial owners were complied with.

Stockholder Communications with The Board

Stockholders who wish to communicate with the Board may do so by e-mail by using the following email address: ir@realgoodfoods.com, or by following the directions as set forth on the Company’s website at www.realgoodfoods.com, under the section titled “Investors” and the subsection titled “Information Request.” Communications sent in accordance with this process will be transmitted by the Company to the appropriate Board members.

Code of Business Conduct and Ethics

The Board has adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, and principal accounting officer, or controller, or persons performing similar functions. The code of business conduct and ethics is available on the investor relations portion of our website at www.realgoodfoods.com.

We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, or our directors, on our website identified above.

PROPOSAL NO. 2

TO APPROVE THE COMPANY’S 2021 EMPLOYEE STOCK PURCHASE PLAN

On October 11, 2021, the Board adopted the Company’s 2021 Employee Stock Purchase Program (“ESPP”) and reserved 400,000 shares of the Company’s Class A common stock for issuance thereunder (subject to certain increases and additional adjustments as permitted under the ESPP). The Board’s approval of the ESPP is subject to approval by our stockholders of the Company within 12 months of the date the Board adopted such plan.

Company stockholders are being asked to approve the ESPP and the Board’s reservation of shares under the ESPP for the purpose of qualifying the ESPP for favorable tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). If the Company’s stockholders do not approve the ESPP, the Company will not be able to implement the ESPP on its current terms.

SUMMARY OF THE ESPP

The principal features of the ESPP are summarized below. The following summary does not purport to be a complete description of all of the provisions of the ESPP. It is qualified in its entirety by reference to the complete text of the ESPP, which is included as Appendix A to this Proxy Statement.

Qualified Plan

We have adopted the ESPP in order to enable eligible employees to purchase shares of our Class A common stock at a discount. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code.

Authorized Shares

We have reserved an aggregate of 400,000 shares of our Class A common stock for issuance under the ESPP. The number of shares reserved for issuance will increase automatically on January 1 of each calendar year beginning in 2022 and continuing through 2031 by the lesser of (i) 1% of the number of outstanding shares of our Class A common stock as of December 31 of the preceding calendar year, or (ii) such lesser number of shares of our Class A common stock determined by the Board. The number of shares of our Class A common stock is also subject to adjustment in the event of a recapitalization, stock split, reclassification, stock dividend, or other change in our capitalization. The aggregate number of shares of our Class A common stock issued over the term of the ESPP will not exceed 1,000,000 shares of our Class A common stock.

As of December 31, 2021, since our stockholders have not approved the ESPP, no shares have been issued under the ESPP. In addition, on January 1, 2022, no additional shares of our Class A common stock were reserved for issuance under the ESPP pursuant to the evergreen provision.

Plan Administration

The ESPP will be administered by our compensation committee, all of the members of which will be independent directors under the applicable Nasdaq listing standards, or by the Board acting in place of our compensation committee.

Eligible Participants

Our employees generally will be eligible to participate in the ESPP. Our compensation committee may, in its discretion, elect to exclude certain eligible employees, including highly compensated individuals, non-US employees, and officers.

Employees who are 5% stockholders, or would become 5% stockholders as a result of their participation in the ESPP, will be ineligible to participate. We may impose additional restrictions on eligibility in compliance with applicable law.

Payroll Deductions

Under the ESPP, eligible employees will be able to acquire shares of our Class A common stock by accumulating funds through payroll deductions. Eligible employees will be able to designate any whole percentage of compensation that is not less than 1% and not more than the maximum percentage specified by the administrator, or 20% if no such maximum percentage is specified.

Offering Periods

The ESPP will be implemented through a series of offering periods under which our employees who meet the eligibility requirements for participation in that offering period will automatically be granted a nontransferable option to purchase shares of our Class A common stock in that offering period using their accumulated payroll deductions. Once an employee is enrolled, participation will be automatic in subsequent offering periods. We have not yet determined when the first offering period will begin, but it is anticipated that each offering period will run for approximately six months, commencing on June 1 and December 1, with purchases occurring on the last day of each offering period. Our compensation committee has the discretion to change the commencement date of each offering period. In no event may an offering period exceed 27 months. An employee’s participation automatically ends upon termination of employment for any reason.

Limitation on Purchase

No participant will have the right to purchase shares of our Class A common stock in an amount that, when aggregated with the shares subject to purchase rights under all our ESPPs that are also in effect in the same calendar year, have a fair market value of more than $25,000, determined as of the first day of the applicable offering period.

Purchase Price

The purchase price for shares of our Class A common stock purchased under the ESPP will be 85% of the lesser of the fair market value of a share of our Class A common stock on (i) the first trading day of the applicable offering period and (ii) the last trading day of the applicable offering period.

Change of Control

If we experience a change-of-control transaction or any unusual or nonrecurring transaction or event, our compensation committee has the discretion to provide for the termination of any offering period that commenced prior to the closing of the transaction or event, replace outstanding purchase rights with other rights or property, make adjustments in the number and type of shares subject to outstanding purchase rights, shorten an offering period and provide for the early exercise of purchase rights, or terminate all outstanding purchase rights without being exercised.

Amendment; Termination

The ESPP will terminate ten years from the date the Board approved it, unless it is terminated earlier by the Board. The Board may amend, suspend, or terminate the ESPP at any time, subject to compliance with applicable law and Nasdaq listing standards.

U.S. FEDERAL INCOME TAX CONSEQUENCES

If stockholders approve this proposal, the ESPP, and the right of participants to make purchases thereunder, is expected to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon a sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period for the shares acquired under the ESPP. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year from the purchase date, then the participant generally will recognize ordinary income measured as the lesser of (i) the excess of the amount received upon such sale or disposition over the purchase price, or (ii) an amount equal to the discount offered on the purchase of the shares at the start of the offering period. Any additional gain should be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to the Company.

The foregoing is only a summary of the effect of U.S. federal income taxation upon participants and the Company with respect to the ESPP based on the U.S. federal income tax laws in effect as of the date of this Proxy Statement. It is not intended to be exhaustive and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable or the gift, estate, or any tax law other than U.S. federal income tax law. Because individual circumstances may vary, the Company advises all recipients to consult their own tax advisor concerning the tax implications of participation in the ESPP.

RECOMMENDED VOTE

Approval of the ESPP requires the affirmative vote of a majority of the outstanding shares present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this Proposal 2. Abstentions will have the same effect as a vote “AGAINST” this proposal.

This proposal is considered a non-routine matter under applicable stock exchange rules. A bank, broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will not count as votes cast on this proposal, and thus will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE REAL GOOD FOOD COMPANY, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 3

TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

Our audit committee has selected Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Services provided to the Company and its subsidiaries by Grant Thornton LLP for the fiscal year ended December 31, 2021 are described below and within the section entitled “Audit Committee Report.”

Neither the Company’s governing documents or applicable law require stockholder ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Grant Thornton LLP has audited the Company’s fiscal year financial statements since 2021. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Auditor Fees and Services

The following table summarizes the aggregate fees for professional audit services and other services rendered by Grant Thornton LLP for the years ended December 31, 2021 and 2020:

Category of Fees	Year Ended December 31, 2021	Year Ended December 31, 2020
Audit Fees(1)	$818,250	$240,620
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total:	$818,250	$240,620

(1)

Audit Fees consist of fees for professional services rendered for the audits of our annual financial statements and reviews of our interim quarterly reports, and services provided in connection with SEC filings, including consents and comfort letters. For the fiscal year ended December 31, 2021, this category also included fees for services provided in connection with our initial public offering.

Audit Committee Pre-Approval Policy

Our audit committee must pre-approve all audit and permissible non-audit services to be provided by our independent registered public accounting firm. As part of this review, our audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board (“PCAOB”). Our audit committee has pre-approved all services preformed since the pre-approval policy was adopted.

RECOMMENDED VOTE

The ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the outstanding shares present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this Proposal 3. Abstentions will have the same effect as a vote “AGAINST” this proposal.

This proposal is considered a routine matter under applicable stock exchange rules. Because a bank, broker or other nominee may vote without instructions on this matter, we do not expect any broker non-votes to result for this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT

Our audit committee oversees our financial reporting process on behalf of the Company’s board of directors, but management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, our audit committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and the effect of any new accounting initiatives.

Our audit committee reviewed and discussed with Grant Thornton LLP, which was responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with our audit committee under generally accepted auditing standards, including Auditing Standard No. 1301, “Communications with Audit Committees” of the Public Company Accounting Oversight Board. In addition, our audit committee has discussed with Grant Thornton LLP its independence from management, and the Company has received from Grant Thornton LLP the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526 “Communication with Audit Committees Concerning Independence,” regarding Grant Thornton’s communications with our audit committee.

We have met with Grant Thornton LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Grant Thornton LLP, as the Company’s independent registered public accounting firm, also periodically updates our audit committee about new accounting developments and their potential impact on the Company’s reporting. Our meetings with Grant Thornton LLP were held with and without management present. Members of our audit committee are not employed by the Company, and our audit committee does not provide any expert assurance or professional certification regarding the Company’s financial statements. We rely, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Subject to stockholder approval, we and the Company’s board of directors also recommended the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

AUDIT COMMITTEE

Mark J. Nelson, Chair Deanna T. Brady George F. Chappelle, Jr.

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL NO.4

TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as described in this Proxy Statement. As a “smaller reporting company” we are not required to seek the approval of our stockholders on this matter. However, we believe it reflects a sound corporate governance practice to seek the views of our stockholders on our executive compensation program.

Summary

The primary objective of our executive compensation program is to attract and retain executives with the skills necessary to lead us in pursuing our mission, achieving our strategic objectives, and creating long-term value for our stockholders. We recognize there is significant competition for talented executives, especially within the geographic regions in which our operations are located, and it can be particularly challenging for companies with limited operating histories to recruit and retain executives, and other key employees, with the food industry experience necessary to achieve our goals.

In developing our executive compensation program, our compensation committee is guided by the following goals and principles:

•

attract, retain, and incentivize executives with the background, experience, and vision necessary to lead us in pursuing our mission, achieving our strategic objectives, and creating long-term value for our stockholders;

•	provide a compensation package that is generally competitive with other companies in our industry that operate in similar geographic locations and are of a similar size and stage of growth;

•

provide a compensation package that ties a meaningful portion of the cash bonus opportunity to the achievement of Company objectives that reflect the growth and success of our business, and are important to the creation of long-term value for our stockholders; and

•

align the interests of our executives with those of our stockholders by issuing a meaningful portion of total compensation opportunity in the form of equity-based awards linked to the value of our Class A common stock.

For additional information regarding our executive compensation program, please refer to the section of this Proxy Statement entitled “Executive Compensation” and the related compensation tables, notes and narrative discussion.

Proposal

The Board is asking our stockholders to indicate their support, on a non-binding, advisory basis, for the compensation of our named executive officers as described in this Proxy Statement by casting a vote “FOR” the following resolution:

“RESOLVED, our stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in the Proxy Statement for our 2022 Annual Meeting of Stockholders, including the section entitled “Executive Compensation” and the related compensation tables, notes and narrative discussion.”

Effect of Proposal

The resolution above reflects a non-binding, advisory proposal. The approval or disapproval of this proposal by our stockholders will not require the Board or our compensation committee to take any action regarding our executive compensation program. The final determination of the compensation of our executive officers will continue to be made by the Board and our compensation committee. The Board, however, values the opinions of our stockholders as expressed through their votes, as well as through other communications with us. Accordingly, although the resolution is non-binding, the Board and our compensation committee will consider the outcome of this advisory vote when making future executive compensation decisions.

RECOMMENDED VOTE

The approval, on a non-binding, advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the outstanding shares present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this Proposal 4. Abstentions will have the same effect as a vote “AGAINST” this proposal.

This proposal is considered a non-routine matter under applicable stock exchange rules. A bank, broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will not count as votes cast on this proposal, and thus will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as April 27, 2022, by: (i) each director, (ii) each of our named executive officers, (iii) all executive officers and directors of the Company as a group and (iv) all those known by the Company to be beneficial owners of more than five percent of any class of our common stock, if any. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o The Real Good Food Company, Inc., 3 Executive Campus Suite 155, Cherry Hill, NJ 08002.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The table is based upon information supplied by officers, directors and principal stockholders, including information set forth in ownership reports filed with the SEC.

The percentages below are based on a total of 25,747,566 shares of our common stock, consisting of 6,169,885 shares of our Class A common stock and 19,577,681 shares of our Class B common stock outstanding as of April 27, 2022.

	CLASS A COMMON STOCK (1)	CLASS A BENEFICIAL OWNERSHIP (1)	CLASS B COMMON STOCK (1)(2)	CLASS B BENEFICIAL OWNERSHIP	COMBINED VOTING POWER (3)
NAME OF BENEFICIAL OWNER	NUMBER	%	NUMBER	%	%
5% Stockholders
Josh Schreider (4)	—	—	3,956,022	20.2%	15.4%
Slingshot Consumer LLC (5)	—	—	3,956,022	20.2%	15.4%
PPZ, LLC (6)	—	—	3,956,022	20.2%	15.4%
AWM Investment Company, Inc. (7)	338,267	5.5%	—	—	1.3%
Divario Ventures, LLC (8)	—	—	999,082	5.1%	3.9%
Strand Equity Partners III, LLC (9)	—	—	1,555,776	7.9%	6.0%
CPG Solutions, LLC (10)	—	—	1,318,690	6.7%	5.1%
Fidelity Investors (11)	1,052,848	17.1%	2,809,281	14.3%	15.0%

Named Executive Officers and Directors
Bryan Freeman (12)	10,000	*	3,956,022	20.2%	15.4%
Gerard G. Law (13)	15,042	*	816,380	4.2%	3.2%
Akshay Jagdale (14)	27,233	*	210,406	1.1%	*
Deanna T. Brady, R.D. (15)	6,011	*	—	—	*
George F. Chappelle, Jr.	—	—	—	—	—
Gilbert B. de Cardenas (16)	8,830	*	—	—	*
Mark J. Nelson	—	—	—	—	—
All executive officers and directors as a group (eight persons) (17)	67,116	1.1%	6,301,498	32.2%	24.7%
*	Represents beneficial ownership or voting power of less than 1%.
(1)

Subject to the terms of the Exchange Agreement, the members of our operating subsidiary, RGF, LLC, holding shares of our Class B common stock may exchange their Class B Units and cancel an equivalent amount of their shares of Class B common stock for newly issued shares of our Class A common stock or, at our option, redeem such Class B Units for cash. For additional information, refer to the section entitled “Certain Relationships and Related Transactions—Exchange Agreement.”

(2)	Represents Class B Units that are paired with an equal number of shares of Class B common stock.

(3)	Represents percentage of voting power of our Class A common stock and Class B common stock voting together as a single class.
(4)	Consists of 3,956,022 shares of our Class B common stock held by Mr. Schreider directly. The address of Josh Schreider is 444 East Santa Clara Street, Ventura, CA 93001.
(5)

Consists of 3,956,022 shares of our Class B common stock. Mr. Freeman, our Executive Chairman, President, Secretary, and director, is the Managing Partner of Slingshot Consumer LLC, and possesses sole voting and dispositive power with respect to the shares held by Slingshot. The address of Slingshot is c/o Varner & Brandt LLP, 3750 University Avenue, 6th Floor, Riverside, CA 92501.

(6)

Consists of 3,956,022 shares of our Class B common stock. Rhea Lamia is the Manager of PPZ and possesses sole voting and dispositive power with respect to the shares held by PPZ. The address of PPZ is PO Box 905, Laramie, WY 82073.

(7)

Consists of 338,267 shares of our Class A common stock. AWM Investment Company, Inc. (“AWM”) is the investment adviser to Special Situations Fund III QP, L.P. (“SSFQP”) and Special Situations Cayman Fund, L.P. (“Cay,” and together with SSFQP, the “Funds”). As the investment adviser to the Funds, AWM holds sole voting and investment power over 255,391 shares of our Class A common stock (the “AWM Shares”) held by SSFQP and 82,876 Shares held by Cay. Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the controlling principals of AWM. AWM disclaims beneficial ownership of the AWM Shares, except to the extent of its pecuniary interest therein. The address of AWM is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(8)

Consists of 999,082 shares of our Class B common stock. Safeway, Inc. is the sole Member and Manager of Divario and possesses sole voting and dispositive power with respect to the shares held by Divario. The address of Divario is 11555 Dublin Canyon, Pleasanton, CA 94588.

(9)

Consists of 1,555,776 shares of our Class B common stock. Kevin Chen is the Manager of Strand Equity Partners III, LLC and possesses sole voting and dispositive power with respect to the shares held by Strand Equity Partners III, LLC. The address of Strand Equity Partners III, LLC is 1888 Century Park West, Suite 1440, Los Angeles, CA 90067.

(10)

Consists of 1,318,690 shares of our Class B common stock. Andrew J. Stiffelman, our Chief Marketing Officer, and Patrick Dyer are the Managers of CPG and possess sole voting and dispositive power with respect to the shares held by CPG. The address of CPG is 6400 Bluff Creek Lane, Lohman, MO 65053.

(11)

Consists of: 1,052,848 shares of our Class A common stock and 2,809,281 shares of our Class B common stock held by various Fidelity investment funds (the “Fidelity Investors”). These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a director, the chairman, the chief executive officer and the president of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(12)

Consists of 10,000 shares of our Class A common stock held by Mr. Freeman directly and 3,956,022 shares of our Class B common stock held by Slingshot. Mr. Freeman is the Managing Partner of Slingshot and possesses sole voting and dispositive power with respect to the shares held by Slingshot.

(13)	Consists of 15,042 shares of our Class A common stock and 816,380 shares of our Class B common stock held by Mr. Law directly.

(14)	Consists of 27,233 shares of our Class A common stock and 210,406 shares of our Class B common stock held by Mr. Jagdale directly.
(15)	Consists of 6,011 shares of our Class A common stock held by Ms. Brady directly.
(16)	Consists of 8,830 shares of our Class A common stock held by Mr. de Cardenas directly.
(17)

The number of executive officers and directors as a group includes executive officers of our subsidiaries. The amount beneficially owned by the executive officers and directors as a group consists of an aggregate of 67,116 shares of our Class A common stock and 6,301,498 shares of our Class B common stock.

EXECUTIVE OFFICERS

Set forth below is information regarding each of the executive officers as of April 25, 2022.

NAME	AGE	POSITION
Bryan Freeman	51	Executive Chairman, President, Secretary, Chairperson of the Board
Gerard G. Law	47	Chief Executive Officer, Director
Akshay Jagdale	41	Chief Financial Officer
Andrew J. Stiffelman	36	Chief Marketing Officer

Bryan Freeman. Mr. Freeman’s biography can be found in the section entitled “—Continuing Directors.”

Gerard G. Law. Mr. Law’s biography can be found in the section entitled “—Continuing Directors.”

Akshay Jagdale. Mr. Jagdale has served as Chief Financial Officer of our operating subsidiary, RGF, LLC, since December 2020 and as Chief Financial Officer of the Company since June 2, 2021. Mr. Jagdale has more than 15 years of experience as a securities analyst in the food and beverage industry. Prior to joining us, Mr. Jagdale served as Chief Business Development and Strategy Officer at Aromyx Corporation from June 2019 to December 2020. From 2015 to 2019 Mr. Jagdale served as Managing Director and Equity Analyst at Jefferies Group LLC and from 2008 to 2015 he served as a Director and Equity Analyst at KeyBank, N.A. Prior to that, Mr. Jagdale served as an Associate at JPMorgan Chase & Co. from 2005 to 2008, an Assistant Client Advocate at Willis Towers Watson from 2004 to 2005, and a Risk Analyst at Marsh McLennan from 2003 to 2004. Mr. Jagdale holds a Bachelor of Arts in Economics with a specialization in Finance from Rutgers, The State University of New Jersey-New Brunswick.

Andrew J. Stiffelman. Mr. Stiffelman has served as Chief Marketing Officer of our operating subsidiary, RGF, LLC, since April 2017 and Chief Marketing Officer of the Company since October 2021. Prior to joining us, Mr. Stiffelman served as Senior Marketing Director at AdvancePierre Foods from 2015 to 2016, and as Marketing Director from 2014 to 2015. Mr. Stiffelman served as Supply Chain Director at Hostess Brands from 2013 to 2014. Prior to that, he served in various roles at Smithfield Foods from 2009 to 2013, most recently as Strategic Planning and Category Management Senior Manager. Mr. Stiffelman holds a Bachelor of Science in Business Administration with a specialty in Finance and Real Estate, as well as a Master of Business Administration in Finance and Management, from the University of Missouri Trulaske College of Business.

EXECUTIVE COMPENSATION

Overview

This section discusses the material components of the executive compensation program offered to our principal executive officer and our two other most highly compensated executive officers (collectively, the “named executive officers”). This narrative discussion of the compensation objectives, policies and arrangements that apply to our named executive officers is intended to be read in conjunction with the “Summary Compensation Table” and related disclosures set forth below.

We are an “emerging growth company” as defined in the JOBS Act, and a “smaller reporting company” as defined in applicable SEC rules. In preparing the disclosure in this section, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies.”

This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt following our Annual Meeting may differ materially from the compensation policies and arrangements summarized in this discussion.

Named Executive Officers

Our named executive officers for the year ended December 31, 2021 were:

•	Bryan Freeman, our Executive Chairman;

•	Gerard G. Law, our Chief Executive Officer (Principal Executive Officer); and

•	Akshay Jagdale, our Chief Financial Officer (Principal Financial Officer).

Compensation Overview

The primary objective of our executive compensation program is to attract and retain executives with the skills necessary to lead us in pursuing our mission, achieving our strategic objectives, and creating long-term value for our stockholders. We recognize there is significant competition for talented executives, especially within the geographic regions in which our operations are located, and it can be particularly challenging for companies with limited operating histories to recruit and retain executives, and other key employees, with the food industry experience necessary to achieve our goals.

Our compensation committee, which is comprised solely of independent directors, assists the Board in developing and reviewing the compensation programs and strategy applicable to our executive officers and directors, and overseeing our overall compensation philosophy. We expect our compensation committee will review our executive compensation program in light of market compensation amounts paid by companies that compete with us for management talent, taking into account factors such as total enterprise value, total revenue, growth rate, number of employees, and industry.

Compensation Goals and Principles

In developing our executive compensation program, our compensation committee is guided by the following goals and principles:

•

attract, retain, and incentivize executives with the background, experience, and vision necessary to lead us in pursuing our mission, achieving our strategic objectives, and creating long-term value for our stockholders;

•	provide a compensation package that is generally competitive with other companies in our industry that operate in similar geographic locations and are of a similar size and stage of growth;

•

provide a compensation package that ties a meaningful portion of the cash bonus opportunity to the achievement of Company objectives that reflect the growth and success of our business, and are important to the creation of long-term value for our stockholders; and

•

align the interests of our executives with those of our stockholders by issuing a meaningful portion of total compensation opportunity in the form of equity-based awards linked to the value of our Class A common stock.

Compensation Program

The compensation program for our named executive officers generally consists of a base salary, a cash bonus opportunity, equity-based awards, and other benefits as described below.

Base Salary

We pay base salaries to attract and retain key executives with the necessary background, experience, and vision required for our future growth and success. Base salaries generally reflect each executive officer’s title and responsibility level, individual performance, business experience, Company performance, and market conditions. Minimum base salaries have been established pursuant to the Employment Agreements (as defined below) with our named executive officers, are reviewed periodically by our compensation committee, and may be increased in response to the factors described above, as well information regarding the salaries paid by peer group companies.

As of December 31, 2021, the annualized base salaries for Messrs. Freeman, Law, and Jagdale were $776,000, $776,000 and $434,000, respectively. For additional information, refer to the section entitled “—Employment Agreements.”

Cash Bonus Opportunity

For the year ended December 31, 2021, our named executive officers were paid discretionary cash bonuses based on a number of factors deemed relevant by our compensation committee, including the growth of our business during the year, and the successful completion of our initial public offering. For the year ended December 31, 2020, we did not pay any cash bonuses to our named executive officers primarily as a result of our desire to conserve cash resources to grow our business. For additional information, refer to the section entitled “—Summary Compensation Table.”

For the years ended December 31, 2021 and December 31, 2020, we did not adopt a non-equity incentive program as defined under SEC rules. In the future, we expect our compensation committee will adopt a non-equity incentive program that will provide for cash bonuses to be paid to each of our named executive officers based on the achievement of pre-determined Company performance targets that reflect the growth and success of our business.

Equity-Based Awards

The purpose of equity-based awards is to align the interests of our executives with those of our stockholders by tying a meaningful portion of total compensation to increases in the value of our business. Our compensation committee also believes that granting equity awards that vest over time promotes the retention of our executives. The value of equity-based awards generally reflects each executive officer’s title and responsibility level, individual performance, Company performance, as well information regarding the equity-based awards granted by peer group companies.

In November 2021, following the completion of our initial public offering, our compensation committee recommended, and the Board approved, the grant of restricted stock units (“RSUs”) to our named executive officers as follows: Mr. Freeman, 394,333 RSUs; Mr. Law, 394,333 RSUs; and Mr. Jagdale, 239,329 RSUs.

Each of these RSU awards was granted pursuant to the 2021 Plan. The RSUs vest over three years with one third of the shares vesting on each anniversary of the grant date, provided that the vesting of such RSUs shall accelerate upon the occurrence of certain conditions as set forth in the Employment Agreements, and subject further to continued employment with us through the applicable vesting date.

In January 2022, our compensation committee recommended, and the Board approved, the grant of additional RSUs to our named executive officers as follows: Mr. Freeman, 442,463 RSUs; Mr. Law, 442,463 RSUs; and Mr. Jagdale, 246,486 RSUs. The RSUs vest over three years with one third of the shares vesting on each anniversary of the grant date, provided that the vesting of such RSUs shall accelerate upon the occurrence of certain conditions as set forth in the Employment Agreements, and subject further to continued employment with us through the applicable vesting date.

To the extent we grant additional equity awards to our directors, executive officers, employees, and/or consultants in the future, we expect such grants will be made pursuant to the 2021 Plan, which provides for the grant of options, RSUs, stock appreciation rights, restricted stock awards, performance awards, and stock bonuses. Our compensation committee will have the discretion to determine the type, amount, and other terms of these awards taking into account our compensation objectives discussed above, subject to approval of the Board. For additional information, refer to the section entitled “—Stock Incentive Plans.”

Profits Interest Units

During 2020, prior to the completion of our initial public offering, we granted profits interest units to certain of our executive officers. Profits interest units generally provide the holder with the right to receive a cash payment representing a certain percentage of our profit or enterprise value for a particular period, subject to a minimum enterprise value at the time of grant. These grants align the interests of our executives with our equity holders and provide our executives with incentives to drive increased profitability and create long-term value. We do not anticipate issuing additional profits interest units in future periods.

Benefits

We offer a standard benefits package that we believe is necessary to attract and retain key executives. Our named executive officers are currently eligible to participate in our medical, dental, vision, and other welfare benefit plans. We pay the premiums for long-term disability insurance and life insurance for our employees, including for our named executive officers. While we have not adopted a 401(k) plan or similar retirement plan, we intend to do so in the future. We provide Messrs. Law and Jagdale with a car allowance of $1,000 per month. However, except as noted above, the benefits provided to our named executive officers generally reflect those provided to all of our employees.

Employment Agreements

In October 2021, our compensation committee recommended, and the Board approved, executive employment agreements with each of Mr. Freeman, Mr. Law, and Mr. Jagdale (collectively, the “Employment Agreements”) pursuant to which they agreed to serve as our Executive Chairman, Chief Executive Officer, and Chief Financial Officer, respectively. The Employment Agreements provide that each of our named executive officers is an at-will employee.

Pursuant to the Employment Agreements, our named executive officers are entitled to the following minimum annual base salaries: Mr. Freeman, $776,000; Mr. Law, $776,000; and Mr. Jagdale, $434,000. Each salary will be reviewed no less than annually by our compensation committee based on its review of current salaries and other compensation offered by peer group companies, subject to such salaries not being decreased below the current amounts.

Pursuant to the Employment Agreements, Messrs. Freeman, Law, and Jagdale are each eligible for an annual cash incentive bonus based on performance criteria established annually by our compensation committee. The target amount of the annual cash bonus is as follows: Mr. Freeman, $1,250,000; Mr. Law, $1,250,000; and Mr. Jagdale, $393,000. The target amount of the annual cash bonuses will be reviewed no less than annually by our compensation committee based on its review of current bonus related compensation offered by peer group companies, subject to such target bonus amounts not being decreased below the current amounts.

Pursuant to the Employment Agreements, Messrs. Freeman, Law, and Jagdale are eligible to participate in the 2021 Plan and to receive such grants thereunder as may be approved by our compensation committee from time to time. Messrs. Freeman, Law and Jagdale are also entitled to participate in all benefit and welfare programs, plans and arrangements made available to similarly-situated employees.

Upon termination of an Employment Agreement due to (a) death or disability of the executive, (b) a termination by us for Cause (as defined in the Employment Agreements), or (c) a termination by the executive without Good Reason (as defined in the Employment Agreements), the executive is entitled to receive any accrued but unpaid base salary, pay for accrued but unpaid vacation days, reimbursement for expenses incurred, accrued and vested benefits, and unpaid incentive bonus earned and accrued on the date of such termination (collectively, the “Termination Benefits”).

Upon a termination of an Employment Agreement by us without Cause or by the applicable executive for Good Reason, in addition to the Termination Benefits, the executive is entitled to receive (a) severance in an amount equal to one year of annual base salary paid in twelve monthly installments, (b) a cash payment equal to the greater of (i) the applicable target bonus, or (ii) the average of the bonus for the previous three years, and (c) payments representing the grossed-up out-of-pocket cost of COBRA for the executive and his eligible beneficiaries who were enrolled in the applicable medical plan as of the date of termination for 24 months.

In addition, in the event of the termination of an Employment Agreement by us for Cause or by the applicable executive without Good Reason, the executive would have the right to exercise all vested and unexercised stock options then outstanding. In the event of a termination of an Employment Agreement due to (a) death or disability of the executive, (b) a termination by us without Cause, or (c) a termination by the executive for Good Reason, the executive would have the right to exercise all vested and unexercised stock options then outstanding and the vesting of any unvested stock options would accelerate.

If, during the period beginning six months prior to a Change of Control (as defined in the Employment Agreements), and ending two years following a Change of Control, we terminate an Employment Agreement without Cause, or an executive terminates employment for Good Reason, then, in addition to the Termination Benefits, the executive would be entitled to (a) severance in a lump sum payment equal to three times annual base salary, (b) the greater of (i) three times the applicable target bonus, or (ii) three times the average bonus for the previous three years, and (c) payments representing the grossed-up out-of-pocket cost of COBRA for the executive and his eligible beneficiaries who were enrolled in the applicable medical plan as of the date of termination for a period of 18 months.

The payment by us of severance-related payments in connection with a termination of an applicable Employment Agreement is conditioned upon the execution by the applicable executive of a general release in favor of the Company. The Employment Agreements also provide that, if employment terminates, the executive agrees to maintain the confidence of our confidential information in accordance with our policies.

Summary Compensation Table

The following table provides information regarding the compensation awarded to, earned by, and paid to each of our named executive officers for the years ended December 31, 2021 and December 31, 2020:

Name and Principal Position	Year	Salary	Bonus (1)	Equity Grants (2)	Exchange of Profits Interest Units (3)	All Other Compensation (4)	Total
Bryan Freeman,	2021	$365,295	$1,250,000	$3,746,164	$—	$29,065	$5,390,523
Executive Chairman	2020	$142,000	$—	$—	$—	$17,574	$159,574
Gerard G. Law,	2021	$359,934	$1,250,000	$3,746,164	$9,796,560	$36,137	$15,188,795
Chief Executive Officer (5)	2020	$78,786	$—	$—	$—	$11,599	$90,385
Akshay Jagdale,	2021	$271,288	$393,000	$2,273,626	$2,524,872	$30,270	$5,493,056
Chief Financial Officer (6)	2020	$11,462	$—	$—	$—	$3,202	$14,664

(1)

These amounts represent the payment of discretionary cash bonuses approved by our compensation committee. For additional information, see the section entitled “-Compensation Program-Cash Bonus Opportunity.”

(2)

The amounts represent RSUs granted during 2021, and reflect the grant date fair value of these awards as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, excluding the effects of estimated forfeitures. The vesting schedule for RSUs included in the above table are included in the table of “Outstanding Equity Awards at Fiscal Year End” below. The value of these awards were based on the closing price of our Class A common stock on the date of the grant.

(3)

These amounts represent the compensation expense realized upon the exchange of profits interest units for shares of Class B common stock. Upon completion of our initial public offering, the profits interest units were exchanged into shares of Class B common stock, which resulted in the recognition of compensation expense at that time, based on our initial public offering based on the offering price of $12.00 per share. For additional information, refer to Note 2, Summary of significant accounting policies and new accounting standards, under the section entitled “Profits Interest Units,” in our annual report on Form 10-K for the year ended December 31, 2021.

(4)

The amounts in this column reflect the value of (i) a car allowance for Mr. Law in the amount of $12,000 and for Mr. Jagdale in the amount of $12,000, and (ii) the cost of health and welfare benefits reimbursed to Mr. Freeman in the amount of $29,065; Mr. Law in the amount of $24,137; and Mr. Jagdale in the amount of $18,270, pursuant to the terms of their respective employment offer letters.

(5)	Mr. Law commenced employment as our Chief Executive Officer effective September 1, 2020. Mr. Law’s annualized base salary for 2020 was $240,000.
(6)	Mr. Jagdale commenced employment as our Chief Financial Officer effective December 14, 2020. Mr. Jagdale’s annualized base salary for 2020 was $240,000.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information regarding outstanding equity awards for our named executive officers as of December 31, 2021:

Name	Grant Date	Number of RSUs That Have Not Vested (#)(1)	Market Value of RSUs That Have Not Vested ($)(2)
Bryan Freeman	11/19/2021	394,333	$2,436,978
Gerard G. Law	11/19/2021	394,333	$2,436,978
Akshay Jagdale	11/19/2021	239,329	$1,479,053

(1)	Each of these RSUs vest over three years with one third of the shares vesting on each anniversary of the grant date.
(2)	The market value of the RSUs was determined based on the closing price of our Class A common stock on December 31, 2021, as reported by the Nasdaq Global Market, which was $6.18 per share.

Stock Incentive Plans

The Board has adopted the 2021 Plan and the ESPP. Pursuant to Proposal No. 2 in this Proxy Statement, we are asking our stockholders to approve the ESPP.

2021 Stock Incentive Plan

We initially reserved an aggregate of 3,300,000 shares of our Class A common stock for issuance under the 2021 Plan. The number of shares reserved for issuance will increase automatically on January 1 of each calendar year beginning in 2022 by the lesser of (i) 2% of the number of outstanding shares of our Class A common stock as of December 31 of the preceding calendar year, or (ii) such lesser number of shares of our Class A common stock determined by the Board. The number of shares of our Class A common stock is also subject to adjustment in the event of a recapitalization, stock split, reclassification, stock dividend, or other change in our capitalization.

As of December 31, 2021, an aggregate of 1,113,410 RSUs were issued under the 2021 Plan, leaving 2,186,590 shares available for future issuance. No additional grants were outstanding under the 2021 Plan as of December 31, 2021. On January 1, 2022, the number of shares of our Class A common stock reserved for issuance under the 2021 Plan increased by 123,397 shares pursuant to the evergreen provision.

The 2021 Plan authorizes the award of stock options, SARs, restricted stock awards, RSUs, performance awards, and stock bonuses. The 2021 Plan provides for the grant of awards to our employees, directors, consultants, and independent contractors, subject to certain exceptions.

The 2021 Plan is administered by our compensation committee, all of the members of which will be independent directors under the applicable Nasdaq listing standards, or by the Board acting in place of our compensation committee. Our compensation committee has the authority to construe and interpret the 2021 Plan, grant awards, and make all other determinations necessary or advisable for the administration of the 2021 Plan.

The 2021 Plan will terminate ten years from the date the Board approved it, unless it is terminated earlier by the Board. The Board may amend, suspend or terminate the 2021 Plan at any time, subject to compliance with applicable law and Nasdaq listing standards.

2021 Employee Stock Purchase Plan

The Board adopted the ESPP in order to enable eligible employees to purchase shares of our Class A common stock at a discount following the implementation of the ESPP. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. Pursuant to Proposal No. 2 in this Proxy Statement, we are asking our stockholders to approve the ESPP.

For additional information regarding the terms of the ESPP, see the section entitled “Proposal 2 – Approval of the Company’s 2021 Employee Stock Purchase Plan.”

Equity Compensation Plan Information

As of December 31, 2021, the number of shares reserved for issuance, number of shares issued, number of RSUs granted, and number of shares remaining available for future issuance under the 2021 Plan and ESPP is set forth in the table below.

Plan	Number of Shares Reserved for Issuance(1)	Number of Shares Issued	Number of RSUs Granted(2)	Number of Shares Remaining Available for Issuance
2021 Stock Incentive Plan	3,300,000	—	1,113,410	2,186,590
2021 Employee Stock Purchase Program(3)	400,000	—	—	400,000

(1)

The number of shares of Class A common stock reserved for issuance pursuant to the 2021 Plan and ESPP is subject to increase pursuant to the evergreen provisions contained therein. On January 1, 2022, the number of shares reserved for issuance under the 2021 Plan increased by 123,397 shares pursuant to the evergreen provision. For additional information, refer to the section entitled “—Stock Incentive Plans.”

(2)

The RSUs have a grant date fair value of $9.50 per share determined based on the closing price of our Class A common stock as reported by the Nasdaq Global Market. The RSUs granted pursuant to the 2021 Plan do not have an exercise price. No stock options, warrants or rights have been issued pursuant to the 2021 Plan.

(3)	Pursuant to Proposal No. 2 in this Proxy Statement, we are asking our stockholders to approve the ESPP. No awards will be issued pursuant to the ESPP unless it is approved by our stockholders.

DIRECTOR COMPENSATION

The Board has approved our director compensation policy. Due to the relatively small size of the Board and our current stage of growth, we expect a high degree of director involvement in the strategic direction of our Company. Our director compensation policy is intended to provide a total compensation package that enables us to attract and retain experienced individuals with the qualifications necessary to achieve our strategic objectives while aligning the directors’ interests with those of our stockholders.

Pursuant to our director compensation policy, we will provide non-employee directors an annual cash retainer of $75,000 for service on the Board, which will be paid quarterly in arrears. No additional cash retainer will be paid for (i) service on board committees or as the chairperson of a committee, (ii) service as chairperson of the Board or as our lead independent director (or equivalent position), or (iii) attendance at any board of director or committee meetings. No portion of the cash retainer was paid to our directors during 2021.

In addition, each non-employee director who commences service on the Board will be eligible to receive an onboarding award consisting of RSUs with an aggregate grant date fair value of $175,000. Each of our non-employee directors will also be eligible to receive annual RSU awards with an aggregate grant date fair value of $125,000, which we expect to issue on or about the date of our annual meeting of stockholders. Each of these RSUs is expected to vest as to 100% of the underlying shares on the one-year anniversary of the grant date, subject to each non-employee director’s continuous service as a director through such date. We expect each of these grants will be made pursuant to the 2021 Stock Incentive Plan (the “2021 Plan”).

Our non-employee directors will also be reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

While the Board expects that our non-employee directors will typically be compensated consistent with the terms of our director compensation policy, the Board retains discretion to authorize modifications to the compensation paid to our non-employee directors based on factors such as individual experience level, expected contribution level, reputation and peer group compensation review.

Our directors who are also our employees (including employees of any of our subsidiaries) will receive no additional compensation for their service as directors.

The following table provides information regarding non-employee director compensation for the fiscal year ended December 31, 2021:

	Fees Paid or Earned in Cash	Restricted Stock Units ($)(1)	Total ($)
Deanna T. Brady	—	$138,539	$138,539
George F. Chappelle, Jr.	—	$138,539	$138,539
Gilbert B. de Cardenas	—	$138,539	$138,539
Mark J. Nelson	—	$395,827	$395,827

(1)	These amounts represent the grant date fair value of the RSUs determined in accordance with ASC 718, without regard to estimates of forfeitures related to service-based vesting.

The following table provides information regarding the number of equity-based awards held by our non-employee directors as of December 31, 2021:

Aggregate Number of RSUs(1)
Deanna T. Brady	14,583
George F. Chappelle, Jr.	14,583
Gilbert B. de Cardenas	14,583
Mark J. Nelson	41,666

(1)	These RSUs vest as to 100% of the underlying shares on the one-year anniversary of the grant date, subject to the director providing continuous service through the vesting date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the compensation arrangements with our directors and executive officers, the following is a description of each transaction since January 1, 2020 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds the lesser of $120.0 thousand or 1% of the average of our total assets at year-end for the last two completed fiscal years; and

•

any of our directors, executive officers, or holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

PPZ Notes

In February 2017, RGF, LLC entered into a series of loan arrangements (collectively, the “PPZ Loan”) with PPZ, LLC a member of RGF, LLC that holds more than 5% of RGF, LLC’s outstanding membership interests. The PPZ Loan was initially entered into on February 21, 2017, pursuant to which RGF, LLC issued to PPZ, LLC a promissory note in the principal amount of $40.0 thousand (the “Initial PPZ Note”). Subsequently, RGF, LLC increased its borrowing under the PPZ Loan on June 1, 2017 and October 25, 2018 by $0.4 million and $0.5 million, respectively, and issued promissory notes to PPZ secured by all of RGF, LLC’s assets (together, the “Subsequent PPZ Notes” and, collectively with the Initial PPZ Note, the “PPZ Notes”). The Initial PPZ Note bore interest at a rate of 8% per annum, and each of the Subsequent PPZ Notes bore interest at a rate of 9% per annum. As of December 31, 2020, the outstanding principal related to our borrowings under the PPZ Notes totaled $1.2 million. Our interest expense related to the PPZ Notes amounted to $107.0 thousand and $93.2 thousand for the years ended December 31, 2020 and 2021, respectively. Each of the PPZ Notes matured on December 31, 2021. There was no remaining balance remaining on the PPZ Notes as of December 31, 2021.

Product Placement Agreement

In February 2018, RGF, LLC entered into a product placement agreement (“PPA”) and related membership interest purchase agreement with Divario Ventures, LLC (“Divario”), a subsidiary of Albertsons Companies and a member of RGF, LLC that holds more than 5% of RGF, LLC’s outstanding membership interests. Pursuant to the agreements, RGF, LLC agreed to issue its common units to Divario in exchange for the achievement and maintenance of specified distribution thresholds in retail locations operated by Albertsons Companies through October 31, 2020. Additionally, Divario was entitled to additional common units as incentive awards upon its achievement of specified annual sales targets with Albertsons Companies through October 31, 2021. A total of 5,240 common units of RGF, LLC were authorized and issued in connection with the PPA. In connection with our initial public offering in November 2021, all 5,240 units issued to Divario were converted into 999,082 shares of our Class B common stock. As of December 31, 2021, no obligations remained under the PPA.

Exchange Agreement

In connection with our initial public offering in November 2021, we entered into an exchange agreement (the “Exchange Agreement”) with the members of RGF, LLC (collectively, the “Members”), some of whom are directors, officers, or holders of more than 5% of our outstanding capital stock, pursuant to which the holders of RGF, LLC’s Class B Units (the “Class B Units”) and certain permitted transferees may, subject to the terms of the Exchange Agreement, exchange such Class B Units for shares of our Class A common stock on a one-for-one basis or, at our option, redeem such Class B Units for cash. The Exchange Agreement also provides that, in connection with any such exchange or redemption, such Class B Units being so exchanged or redeemed would deliver to us an equivalent number of shares of Class B common stock, which would be canceled, and additional Class A Units, equivalent to the amount of Class B Units so exchanged or redeemed, will be issued to us, and, thus, our interest in RGF, LLC will be proportionally increased.

Pursuant to the terms of the Exchange Agreement, and in connection with an election by one or more Members to exchange Class B Units into shares of our Class A common stock, we will also have the option, in lieu of issuing Class A common stock, to instead make a cash payment to such Member to redeem such Class B Units equal to a volume weighted average market price of one share of Class A common stock for each Class B Unit the Member has elected to exchange (subject to customary adjustments, including for stock splits, stock dividends, and reclassifications) in accordance with the terms of RGF, LLC’s Operating Agreement. Any decision to make a cash payment to a Member would not affect such Member’s continuing obligation to deliver, and the subsequent cancelation of, the equivalent amount of such Member’s shares of Class B common stock. Any decision by us to make a cash payment to redeem Class B Units will be made by our independent directors (within the meaning of Nasdaq listing standards) who are disinterested. Although the actual timing and amount of any payments that we make to Members pursuant to the Exchange Agreement will vary, we expect those payments will be substantial.

Tax Receivable Agreement

We expect to obtain a step-up in the tax basis of our share of RGF, LLC’s assets when a Member receives cash or shares of our Class A common stock in connection with a redemption or exchange of such Member’s Class B Units for cash or Class A common stock (such basis increase, the “Basis Adjustments”). We intend to treat such acquisition of Class B Units as our direct purchase of Class B Units from a Member for U.S. federal income and other applicable tax purposes, regardless of whether such Class B Units are surrendered by a Member to RGF, LLC for redemption or sold to us upon the exercise of our election to acquire such Class B Units directly. Basis Adjustments may have the effect of reducing the amounts that we would otherwise pay in the future to various tax authorities. Basis Adjustments may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

In connection with the transactions described above, we entered into a tax receivable agreement in November 2021 (the “Tax Receivable Agreement”) with RGF, LLC and the Members, other than the Fidelity Investors, some of whom are officers, or holders of more than 5% of our outstanding capital stock. The Tax Receivable Agreement provides for the payment by us to such persons of 85% of the amount of tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of the transactions described above, including increases in the tax basis of the assets of RGF, LLC arising from such transactions, and tax basis increases attributable to payments made under the Tax Receivable Agreement and deductions attributable to imputed interest and other payments of interest pursuant to the Tax Receivable Agreement. RGF, LLC will have in effect an election under Section 754 of the Code, effective for each taxable year in which an exchange of Class B Units for shares of our Class A common stock or cash occurs. These Tax Receivable Agreement payments are not conditioned upon any continued ownership interest in RGF, LLC or us by any Member. The rights of each Member under the Tax Receivable Agreement are assignable to permitted transferees of its Class B Units (other than us as transferee pursuant to subsequent redemptions (or exchanges) of the transferred Class B Units). We expect to benefit from the remaining 15% of tax benefits, if any, that we may actually realize.

The actual Basis Adjustments, as well as any amounts paid to the Members under the Tax Receivable Agreement, will vary depending on a number of factors, including:

•

the timing of any subsequent redemptions or exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of RGF, LLC at the time of each exchange;

•

the price of shares of our Class A common stock at the time of the redemptions or exchanges—the Basis Adjustments, as well as any related increase in any tax deductions, is directly related to the price of shares of our Class A common stock at the time of each redemption or exchange;

•	the extent to which such redemptions or exchanges are taxable—if a redemption or exchange is not taxable for any reason, increased tax deductions will not be available; and

•

the amount and timing of our income—the Tax Receivable Agreement generally will require us to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the Tax Receivable Agreement. If we do not have taxable income, we generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in previous or future taxable years. The utilization of any such tax attributes will result in payments under the Tax Receivable Agreement.

For purposes of the Tax Receivable Agreement, cash savings in income and franchise tax will be computed by comparing our actual income and franchise tax liability to the amount of such taxes that we would have been required to pay had there been no Basis Adjustments and had the Tax Receivable Agreement not been entered into. The Tax Receivable Agreement will generally apply to each of our taxable years, beginning with the first taxable year ended following the consummation of our initial public offering. There is no maximum term for the Tax Receivable Agreement, and it may be terminated by us pursuant to an early termination procedure that requires us to pay the Members an agreed upon amount equal to the estimated present value of the remaining payments to be made under the agreement (calculated based on certain assumptions, including regarding tax rates and utilization of the Basis Adjustments).

The payment obligations under the Tax Receivable Agreement are our obligations and not the obligations of RGF, LLC. Although the actual timing and amount of any payments that may be made under the Tax Receivable Agreement will vary, we expect that the payments that we may be required to make to the Members could be substantial. Any payments made by us to Members under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us or to RGF, LLC. To the extent that we are unable to make payments under the Tax Receivable Agreement for three months past the due date of payment will result in a default. The unpaid amounts following a default generally will be deferred and will accrue interest until paid by us at a rate equal to SOFR (or 0.25%, if greater), plus 500 basis points.

Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations, or other changes of control, may influence the timing and amount of payments that are received by a Member under the Tax Receivable Agreement. For example, the earlier disposition of assets following a transaction that results in a Basis Adjustment will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments.

The Tax Receivable Agreement provides that if (i) we materially breach any of our material obligations under the Tax Receivable Agreement, (ii) certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, or (iii) we elect an early termination of the Tax Receivable Agreement, then our obligations, or our successor’s obligations, under the Tax Receivable Agreement would accelerate and become due and payable, based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement.

As a result, (i) we could be required to make cash payments to the Members that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the Tax Receivable Agreement, and (ii) if we elect to terminate the Tax Receivable Agreement early, we would be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. In these situations, our obligations under the Tax Receivable Agreement could have a material adverse effect on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine. If any such position is subject to a challenge by a taxing authority the outcome of which would reasonably be expected to materially affect a recipient’s payments under the Tax Receivable Agreement, then we will not be permitted to settle or fail to contest such challenge without the consent (not to be unreasonably withheld or delayed) of each Member that directly or indirectly owns at least 10% of the outstanding Class B Units. We will not be reimbursed for any cash payments previously made to any Member pursuant to the Tax Receivable Agreement if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and ultimately disallowed. Instead, in such circumstances, any excess cash payments made by us to a Member will be netted against any future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement. However, we might not determine that we have effectively made an excess cash payment to the Members for a number of years following the initial time of such payment and, if our tax reporting positions are challenged by a taxing authority, we will not be permitted to reduce any future cash payments under the Tax Receivable Agreement until any such challenge is finally settled or determined. As a result, it is possible that we could make cash payments under the Tax Receivable Agreement that are substantially greater than our actual cash tax savings.

Payments will generally be due under the Tax Receivable Agreement within a specified period of time following the filing of our return for the taxable year with respect to which the payment obligations arises, although interest on such payments will begin to accrue at a rate equal to SOFR (or 0.25%, if greater), plus 100 basis points, from the due date (without extensions) of such tax return. Any payments due under the Tax Receivable Agreement for greater than three months following the due date (without extensions) for filing our return for such taxable year will continue to accrue interest at a rate equal to SOFR (or 0.25%, if greater), plus 500 basis points, until such payments are made.

Registration Rights Agreement

We entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of the Members in connection with our initial public offering. Among the Members who are party to the Registration Rights Agreement are Bryan Freeman, our Executive Chairman, President, Secretary, and Chairperson of the Board; Gerard G. Law, our Chief Executive Officer and a director; Akshay Jagdale, our Chief Financial Officer; Andrew J. Stiffelman, our Chief Marketing Officer; as well as certain other stockholders who beneficially own shares of Class B common stock. The Registration Rights Agreement provides these Members with the right, no more than twice in any period of 12 months, whether or not such requests are revoked or withdrawn, to require us to register under the Securities Act shares of Class A common stock issuable to them upon redemption or exchange of their Class B Units, subject to certain requirements and limitations set forth therein. Such Members are permitted to demand registration of their shares pursuant to Form S-3, or any similar short-form registration statement, if and when we are eligible to utilize such registration statement. Any decision to be made or approval to be granted under the Registration Rights Agreement by the Members shall be made by the Members holding a majority of all “Investor Registrable Securities” (as defined in the Registration Rights Agreement) then outstanding. In addition, for so long as a “shelf registration statement” remains in effect, but no more than twice in any period of 12 months, whether or not such requests are revoked or withdrawn, the Members will have the right to elect to sell their Investor Registrable Securities pursuant to that registration statement, subject to certain limitations set forth in the Registration Rights Agreement. Finally, the Registration Rights Agreement provides for customary piggyback registration rights for the Members party thereto, allowing the Members to include their shares in such registration, subject to certain limitations set forth in the Registration Rights Agreement.

Director and Executive Officer Indemnification and Insurance

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

Further, we entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements will also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our Certificate of Incorporation, Bylaws, and indemnification agreements that we enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law. Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Board.

Other Transactions

Executive Officer Profits Interest Unit Awards

From time to time during our fiscal years ended December 31, 2020 and 2021, RGF, LLC’s board of managers granted profits interest units to certain of our executive officers. All such profits interest units were exchanged for shares of our Class B common stock and Class B Units in connection with our initial public offering.

CPG Profit Participation Agreement

On April 1, 2017, RGF, LLC granted profits interest units to CPG Solutions LLC (“CPG”) in exchange for sales and marketing services that CPG provides to us pursuant to a profit participation agreement, under which CPG shares in RGF, LLC’s net profits and receives a settlement payment at the time of a liquidity event, specifically a sale of our Company. In connection with the profits interest unit award, CPG became a Member of RGF, LLC and holder of more than 5% of RGF, LLC’s outstanding units. All such profits interest units were exchanged for shares of our Class B common stock and Class B Units in connection with our initial public offering.

Related-Party Transaction Policy

The Board has adopted a policy providing that all transactions that may constitute a “related-party transaction” must be presented to our audit committee, which shall serve as the administrator of the policy. A “related-party transaction,” as defined in the policy, means any transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, and includes any transaction, or series of similar transactions, since the beginning of our last fiscal year, or any currently proposed transaction or series of similar transactions, where (i) we or any of our affiliates is a party; (ii) the amount involved exceeds $120,000 in the aggregate; and (iii) any related party had or will have a direct or indirect material interest. The policy was not in effect when we entered into the related-party transactions described above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single set of the Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

In connection with the Annual Meeting, a number of brokers with account holders who are Company stockholders will be “householding” the Proxy Materials. A single set of the Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Proxy Materials, please notify your broker or the Company. Direct your written request to The Real Good Food Company, Inc., 3 Executive Campus, Suite 155, Cherry Hill, NJ, 08002, Attention: Corporate Secretary. The Company undertakes to promptly deliver a separate set of the Proxy Materials promptly upon receiving your written request. Stockholders who currently receive multiple copies of the Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

SEC rules permit us to print an individual’s multiple accounts on a single set of Annual Meeting materials. To take advantage of this opportunity, we have summarized on one set of Annual Meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the Proxy Materials.

ADDITIONAL INFORMATION

We will provide without charge to each person, including any beneficial owner of our common stock to whom a copy of the Proxy Materials has been delivered, upon written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated into these Proxy Materials by reference, including a copy of our 2022 Annual Report. Requests for copies should be directed to: The Real Good Food Company, Inc., 3 Executive Campus, Suite 155, Cherry Hill, NJ 08002, Attention: Investor Relations.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gerard G. Law
Gerard G. Law Chief Executive Officer

April 29, 2022

APPENDIX A

THE REAL GOOD FOOD COMPANY, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

As adopted by the Board of Directors on October 11, 2021

ARTICLE 1

PURPOSE; TERM

1.1    Purpose. The purposes of the Plan are to (a) enhance the Company’s ability to attract and retain the services of Eligible Employees upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) provide additional incentives to Eligible Employees to devote their effort and skill to the advancement of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company. This Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

1.2    Term. Unless earlier terminated as provided herein, the Plan will be effective on the Effective Date and will terminate 10 years from the date the Plan is adopted by the Board.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

For purposes of the Plan, terms not otherwise defined herein shall have the meanings indicated below:

2.1    “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee or to a third party administrator, the term Administrator shall mean the Committee or such third party administrator.

2.2    “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.3    “Board” means the Board of Directors of the Company.

2.4    “Change in Control” means:

(a)    The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; provided, however, that a Change in Control shall not result upon such acquisition of beneficial ownership if such acquisition occurs as a result of a public offering of the Company’s securities or any financing transaction (or series of financing transactions);

(b)    A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c)    A reverse merger in which the Company is the surviving entity, but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger; or

(d)    The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).

The Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred in respect of a particular set of circumstances, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5      “Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company and such other securities of the Company that may be substituted for Class A Common Stock pursuant to Article 8.

2.6      “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with the treasury regulations and official guidance promulgated thereunder.

2.7      “Committee” means a committee of two or more members of the Board appointed to administer the Plan as set forth in Section 11.1.

2.8      “Company” means The Real Good Food Company, Inc., a Delaware corporation.

2.9      “Compensation” of an Eligible Employee means the base compensation received by such Eligible Employee as compensation for services to the Company or any Related Corporation during the relevant period, excluding incentive or performance-based compensation (whether issued in the form of cash or equity), bonuses, overtime payments, sales commissions, travel and business expense reimbursements, fringe benefits, perquisites and other similar payments. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Eligible Employee’s net income.

2.10    “Effective Date” means the business day immediately prior to the IPO Effective Date.

2.11    “Eligible Employee” means an Employee of the Company or any Related Corporation: (a) who would not, immediately after any rights under the Plan are granted, own (directly or through attribution) or be deemed to own for purposes of Section 423(b)(3) of the Code five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or any Related Corporation; (b) whose customary employment is for more than twenty hours per week; and (c) whose customary employment is for more than five months in any calendar year. For purposes of clause (a) of the preceding sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, the Administrator may, in its sole discretion, determine that an Employee of the Company or any Related Corporation shall not be eligible to participate in an Offering Period if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code or is a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer of the Company or any Related Corporation thereof or (C) who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), or (iii) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of an option to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided that any exclusion in clauses (i), (ii) or (iii) shall be applied in an identical manner under each Offering Period to all employees of the Company or any Related Corporation, in accordance with Treasury Regulation Section 1.423-2(e).

2.12    “Employee” means any person who renders services to the Company or any Related Corporation as an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or any Related Corporation who does not render services to the Company or any Related Corporation as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

2.13    “Enrollment Date” means the first Trading Day of each Offering Period.

2.14    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

2.15    “Fair Market Value” on any given date means the value of one share of Class A Common Stock, determined as follows:

(a)    If the Class A Common Stock is then listed or admitted for trading on a national securities exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the principal securities exchange on which the Class A Common Stock is then listed or admitted for trading as reported in the Wall Street Journal or such other source as the Committee deems reliable, or, if no closing sale price is quoted on such day, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

(b)    If the Class A Common Stock is not then listed or admitted for trading on The NASDAQ Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Class A Common Stock as reported in The Wall Street Journal or such other source as the Committee deems reliable or if there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

(c)    If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation in a manner consistent with the valuation principles under Section 409A of the Code, which determination shall be conclusive and binding on all interested parties.

2.16    “IPO Effective Date” means the date on which the underwritten initial public offering of the Company’s Class A Common Stock pursuant to a registration statement is declared effective by the SEC.

2.17    “Offering Period” means the periods of approximately six months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after June 1st of each year and terminating on the first Trading Day on or following November 30th, approximately six months later, and (ii) commencing on the first Trading Day on or after December 1st of each year and terminating on the first Trading Day on or following May 30th, approximately six months later. The duration and timing of Offering Periods may be changed pursuant to Article 4 and Article 9. In no event may an Offering Period exceed twenty-seven (27) months.

2.18    “Participant” means any Eligible Employee who has executed a subscription agreement or enrollment form and been granted rights to purchase Class A Common Stock pursuant to the Plan.

2.19    “Plan” means this 2021 Employee Stock Purchase Plan of the Company.

2.20    “Purchase Date” means the last Trading Day of each Offering Period.

2.21    “Purchase Price” means, with respect to a particular Offering Period, an amount equal to eighty-five percent (85%) of the lesser of the Fair Market Value of a Share on (a) the applicable Enrollment Date, and (b) the applicable Purchase Date; provided, however, that the Purchase Price for subsequent Offering Periods may be determined by the Administrator in its sole discretion subject to compliance with Section 423 of the Code (or any successor provision, or any other applicable law, regulation or stock exchange listing standard) or pursuant to Article 9.

2.22    “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Section 424(e) and (f) respectively, of the Code.

2.23    “Securities Act” means the Securities Act of 1933, as amended from time to time.

2.24    “Share” means a share of Class A Common Stock.

2.25    “Trading Day” means a day on which The NASDAQ Stock Market or principal stock exchange on which the Class A Common Stock is then listed or admitted for trading is open for trading.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1      Number of Shares. Subject to Article 8, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be Four Hundred Thousand (400,000) Shares. In addition, commencing on January 1, 2022 and on each January 1st thereafter during the term of the Plan, the number of Shares reserved and available for issuance under the Plan shall be increased by the lesser of (a) 1.0% of the number of outstanding Shares as of December 31 of the preceding calendar year or (b) such lesser number of Shares as determined by the Administrator. If any right granted under the Plan shall for any reason terminate without having been exercised, the Class A Common Stock not purchased under such right shall again become available for the Plan. Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to rights granted under the Plan shall not exceed an aggregate of One Million (1,000,000) Shares, subject to Article 8.

3.2      Shares Distributed. The Shares available for issuance under the Plan may be authorized but unissued Shares, Shares held in treasury, or Shares reacquired by the Company.

ARTICLE 4

OFFERING PERIODS

4.1      Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after June 1st and December 1st each year, or on such other date as the Administrator will determine. The Administrator will have the authority to change the commencement date and duration of Offering Periods with respect to future offerings.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1      Eligibility. Any Eligible Employee who shall be employed by the Company or any Related Corporation on the day immediately preceding a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article 5 and the limitations imposed by Section 423(b) of the Code.

5.2      Enrollment in Plan.

(a)    An Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement or enrollment form to the Company in such form as the Administrator requires and by such time prior to the Enrollment Date for such Offering Period as is designated by the Administrator from time to time.

(b)    Each such agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company and any Related Corporation on each payday during the Offering Period as payroll deductions under the Plan. An Eligible Employee may designate any whole percentage of Compensation that is not less than one percent (1%) and not more than the maximum percentage specified by the Administrator (which percentage shall be twenty percent (20%) in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company in a manner consistent with Section 12.5.

(c)    A Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement or enrollment form at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one change to his or her payroll deduction elections during each Offering Period). Any such change in payroll deductions shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of a new subscription agreement or enrollment form evidencing the new payroll deduction election (or such shorter or longer period as may be specified by the Administrator).

(d)    A Participant may suspend payroll deductions at any time during an Offering Period. Any such suspension of payroll deductions shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of a written notice of suspension (or such shorter or longer period as may be specified by the Administrator). In the event a Participant elects to suspend his or her payroll deductions with respect to an Offering Period, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan in accordance with Article 7. A Participant who suspends payroll deductions during an Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

(e)    Except as otherwise determined by the Administrator, in its sole discretion from time to time, a Participant may participate in the Plan only by means of payroll deductions and may not make contributions by lump sum payment for any Offering Period.

5.3    Payroll Deductions. Except as otherwise determined by the Administrator, in its sole discretion from time to time, payroll deductions for a Participant shall commence with the first payroll following the Enrollment Date, and shall end with the last payroll in the Offering Period to which his or her authorization is applicable, unless sooner terminated by the Participant in accordance with Article 7.

5.4    Effect of Enrollment. A Participant’s completion of a subscription agreement or enrollment form will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant submits a new subscription agreement or enrollment form, withdraws from participation under the Plan in accordance with Article 7, or otherwise becomes ineligible to participate in the Plan.

5.5    Limitation on Purchase of Class A Common Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company and any Related Corporations, do not permit such employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate that exceeds $25,000 of Fair Market Value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6    Decrease or Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 (and any other limitations set forth in the Plan), a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code or Section 5.5 (or the other limitations set forth in the Plan) shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable following the Purchase Date.

5.7    Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE 6

GRANT AND EXERCISE OF RIGHTS

6.1    Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of whole Shares that an Eligible Employee may purchase during each Offering Period, subject to the limits in Section 5.5, and shall have the right to purchase, on each Purchase Date during such Offering Period, such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price. The right shall expire on the last day of the Offering Period.

6.2    Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions will automatically be applied to the purchase of whole Shares of the Company, up to the maximum number of whole Shares permitted pursuant to the terms of the Plan or as determined by the Administrator in its sole discretion from time to time, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Administrator specifically provides otherwise.

6.3    Purchase of Shares. As soon as practicable following the applicable Purchase Date, the number of shares of Class A Common Stock purchased by a Participant pursuant to Section 6.2 shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company.

6.4    Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Class A Common Stock are to be exercised pursuant to this Article 6 on such Purchase Date, and shall either (a) continue all Offering Periods then in effect, or (b) terminate any or all Offering Periods then in effect pursuant to Article 9. The Company may make a pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

6.4    Withholding. Participation in the Plan is subject to any applicable U.S. and non-U.S. federal, state or local tax withholding requirements on income a Participant realizes in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company or any Subsidiary may withhold from a Participant’s wages, salary or other compensation at any time the amount necessary for the Company or any Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or any Subsidiary any tax deduction or benefits attributable to the sale or disposition of Shares by such Participant. In addition, the Company or any Subsidiary may withhold from the proceeds of the sale of Shares or use any other method of withholding that the Company or any Subsidiary deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f). The Company will not be required to issue any Share under the Plan until such obligations are satisfied. Furthermore, each Participant agrees to give the Company prompt notice of any disposition of Shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or within one year after the date such shares were purchased.

6.5    Conditions to Issuance of Class A Common Stock. The Company shall not be required to issue or deliver any certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a)    The admission of such Shares to listing on the principal stock exchange, if any, on which the Class A Common Stock is then listed or admitted for trading; and

(b)    The completion of any registration or other qualification of such Shares under any state or federal law, or under the rules or regulations of the Securities and Exchange Commission, or any other governmental regulatory body that the Administrator shall, in its sole discretion, deem necessary or advisable; and

(c)    The obtaining of any approval, authorization or waiver from any state or federal governmental agency that the Administrator shall, in its sole discretion, determine to be necessary or advisable; and

(d)    The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any.

ARTICLE 7

WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1    Withdrawal. A Participant may elect to withdraw from participation in the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator no later than five (5) business days prior to the end of the Offering Period. All of the payroll deductions credited to the Participant’s account and not yet used to exercise his or her rights under the Plan shall be paid to the Participant as soon as reasonably practicable after receipt of the notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant delivers a new subscription agreement or enrollment form to the Company.

7.2    Suspension. A Participant may suspend payroll deductions at any time during an Offering Period in accordance with Section 5.2(d). In the event a Participant elects to suspend his or her payroll deductions with respect to an Offering Period, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan in accordance with Section 7.1.

7.3    Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

7.4    Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article 7 and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.1, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.

ARTICLE 8

ADJUSTMENTS UPON CHANGES IN STOCK

8.1    Changes in Capital Structure. Subject to Section 8.3, in the event, after the Effective Date, of any stock dividend, stock split, combination or reclassification of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other similar corporate event affecting the Class A Common Stock, the Administrator may make such proportionate adjustments, if any, as the Administrator in its sole discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments to the limitations in Section 3.1), (b) the Purchase Price with respect to any outstanding rights, and (c) the class(es) and number of shares and price per Share subject to outstanding rights.

8.2    Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1, or any unusual or nonrecurring transactions or events affecting the Company or its outstanding capital stock (including, without limitation, any Change in Control), and whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events, or to give effect to changes in laws, regulations or principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions:

(a)    To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator;

(b)    To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)    To provide that Participants’ accumulated payroll deductions may be used to purchase Class A Common Stock prior to the next scheduled Purchase Date on such date as the Administrator determines and that Participants’ rights under the ongoing Offering Period(s) shall terminate; and

(e)    To provide that all outstanding rights shall terminate without being exercised.

8.3    No Adjustment under Certain Circumstances. No adjustment or action described in this Article 8 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4    No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other Related Corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares that a Participant shall have the right to buy in any Offering Period or that are available for issuance under the Plan.

ARTICLE 9

AMENDMENT, MODIFICATION, SUSPENSION AND TERMINATION

9.1      Amendment, Modification, Suspension and Termination. The Administrator may amend, modify, suspend or terminate the Plan at any time and from time to time; provided, however, that approval by a vote of the holders of the outstanding shares of the Company’s capital stock entitled to vote shall be required to amend the Plan: (a) to increase the aggregate number, or change the type, of Shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article 8), (b) to change the scope of the Participants under the Plan, (c) to change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, or (d) if required by the applicable rules or continued listing requirements adopted by The NASDAQ Stock Market or the principal exchange on which the Shares are then listed or admitted for trading. No rights may be granted under the Plan during any period of suspension.

9.2      Certain Changes to Plan. Without obtaining stockholder consent, without regard to whether any Participant’s rights may be considered to have been adversely affected, and to the extent permitted by Section 423 of the Code, the Administrator may, in its sole discretion, (a) change the commencement date of Offering Periods, (b) change the duration of Offering Periods, (c) limit the number of changes in the amount withheld during an Offering Period, (d) calculate the Compensation amount for any Eligible Employee, (e) establish the maximum amount of Compensation for which payroll deductions can be made, (f) set the time for delivery of notices under the Plan, and (g) establish such other limitations or procedures as the Administrator determines to be advisable, in its sole discretion, that are consistent with the Plan.

9.3      Unfavorable Financial or Accounting Consequences. Without obtaining stockholder consent, in the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial or accounting consequences, the Administrator may, in its sole discretion, modify or amend the Plan to reduce or eliminate such accounting or financial consequence including, but not limited to, (a) altering the calculation of the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price, and (b) modifying the duration of any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the change in the Offering Period.

9.4      Payments upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s account shall be refunded as soon as practicable after such termination.

ARTICLE 10

STOCKHOLDER APPROVAL

10.1    Stockholder Approval. The Plan will be subject to approval by the stockholders, consistent with applicable laws, within twelve (12) months after the date this Plan is adopted by the Board. No right may be granted under the Plan prior to such stockholder approval.

ARTICLE 11

ADMINISTRATION

11.1    Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to the Committee, which shall consist of two (2) or more members of the Board. For purposes of this Plan, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee. Each of the members of the Committee shall meet the independence requirements under the then applicable rules or continued listing requirements adopted by The NASDAQ Stock Market or the principal exchange on which the Shares are then listed or admitted for trading. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

11.2    Authority of Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan (including, without limitation, in Article 9) or by law, the Administrator shall have full power and authority to: (a) determine the persons to whom, and the time or times at which, rights to purchase Class A Common Stock shall be granted under the Plan and the provisions of each offering of such rights (which need not be identical), (b) interpret the Plan and the rights granted under it, (c) establish, amend and revoke rules and regulations for the administration of the Plan, (d) correct any defect or omission, or reconcile any inconsistency in the Plan, (e) amend the Plan as provided in Article 9, (f) exercise such powers and perform such acts as the Administrator deems necessary to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code, and (g) make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

11.3    Expenses. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Board or Committee, as applicable, employ attorneys, consultants, accountants, brokerage firms, banks, financial institutions or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons.

11.4    Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company to whom duties are delegated under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

11.5    Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and any Related Corporations operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, will have the power and authority to: (a) determine which Related Corporations will be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company or any Related Corporations under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such sub-plans and/or modifications will be attached to this Plan as appendices); provided, however, that no such sub-plans and/or modifications will increase the share limitations contained in Section 5.5 hereof and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code or any other applicable United States governing statute or law.

ARTICLE 12

MISCELLANEOUS

12.1    Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2    Rights as a Stockholder. Participant shall not be deemed to be a holder of, or to have any of the rights of a holder with respect to, Shares subject to a right granted under the Plan unless and until such Shares have been issued to the Participant in accordance with Section 6.3, the Company’s transfer agent shall have transferred the Shares to Participant, and Participant’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, Participant shall have full voting, dividend and other ownership rights with respect to such Shares.

12.3    Interest. In no event shall interest accrue on the payroll deductions of a Participant under the Plan.

12.4    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.5    Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.6      Account Statements. Individual accounts shall be maintained for each Participant in the Plan. Statements of individual accounts shall be given to Participants at least annually, which statements shall set forth the amount of payroll deductions made, the Purchase Price paid, the number of Shares purchased, and the remaining cash balance, if any. The Committee may delegate responsibility to prepare and distribute the account statements to an Agent and/or Employee(s).

12.7      No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Eligible Employee or Participant to be consideration for, or an inducement to, or a condition of, the employment of any Eligible Employee or Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Related Corporation or to interfere with the right of the Company or any Related Corporation to discharge any Eligible Employee or Participant at any time.

12.8      Effect upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in the Plan shall be construed to limit the right of the Company to establish any other forms of incentives or compensation for Employees of the Company or any Related Corporation.

12.9      Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

12.10    Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer, the amount and type of consideration realized (cash, other property, assumption of indebtedness or other consideration) by the Participant in such disposition or other transfer, and such additional information as may be requested by the Administrator.

12.11    Equal Rights and Privileges. All Eligible Employees of the Company and any Related Corporation shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of this Plan that is inconsistent with Section 423 of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

12.12    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to principles of conflicts of laws thereof or of any other jurisdiction.

12.13    Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which a Participant has access).

PROXY TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/RGF Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-520-4453 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the 2022 Annual Meeting online and/or participate at www.proxydocs.com/RGF The Real Good Food Company, Inc. 2022 Annual Meeting of Stockholders For Stockholders of record as of April 11, 2022 Control Number TIME: Wednesday, June 8, 2022 9:00 AM, Pacific Time PLACE: The 2022 Annual Meeting will be held live via the Internet - please visit www.proxydocs.com/RGF for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints George G. Law and Akshay Jagdale (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of The Real Good Food Company, Inc. which the undersigned is entitled to vote at the 2022 Annual Meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the 2022 Annual Meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the 2022 Annual Meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

The Real Good Food Company, Inc. 2022 Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect two Class I directors for a three-year term to expire at the 2025 Annual Meeting of Stockholders. FOR WITHHOLD 1.01 Gilbert B. de Cardenas FOR 1.02 Mark J. Nelson FOR FOR AGAINST ABSTAIN 2. To approve the Company 2021 Employee Stock Purchase Plan. FOR 3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting FOR firm for the fiscal year ending December 31, 2022. 4. To approve, on a non-binding, advisory basis, the compensation of our named executive officers. FOR The Board of Directors may transact such other business as may properly be brought before the 2022 Annual Meeting, or at any adjournment or postponement thereof. You must register to attend the 2022 Annual Meeting online and/or participate at www.proxydocs.com/RGF Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date